Exhibit 4.2

BEASLEY MEZZANINE HOLDINGS, LLC,

THE GUARANTORS NAMED ON THE SIGNATURE PAGES HERETO

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee and First Lien Collateral Agent

INDENTURE

Dated as of October 8, 2024

11.000% SENIOR SECURED FIRST LIEN NOTES DUE 2028

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EXHIBITS

EXHIBIT A	Form of Note
EXHIBIT B	Form of Certificate of Transfer
EXHIBIT C	Form of Certificate of Exchange
EXHIBIT D	Form of Supplemental Indenture to Be Delivered by Subsequent Subsidiary Guarantors
EXHIBIT E	Form of Intercreditor Agreement

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INDENTURE, dated as of October 8, 2024, among Beasley Mezzanine Holdings, LLC, a Delaware limited liability company (the “Issuer”), the Guarantors (as defined herein) listed on the signature pages hereto and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and as first lien collateral agent (in such capacity, the “First Lien Collateral Agent”).

W I T N E S S E T H

WHEREAS, the Issuer has duly authorized the creation of an issue of up to $30,900,000 aggregate principal amount of 11.000% Senior Secured First Lien Notes due 2028 (the “Notes”); and

WHEREAS, the Issuer and each of the Guarantors has duly authorized the execution and delivery of this Indenture.

NOW, THEREFORE, the Issuer, the Guarantors, the Trustee and the First Lien Collateral Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Second Lien Obligations” means any Obligations permitted to be incurred and permitted to be secured by the Collateral on a second-priority basis to any First Lien Obligations under this Indenture and any other then-existing Second Lien Debt Documents.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, provided that the Supporting Holders (as defined in the TSA) and their respective Affiliates shall not be deemed an Affiliate of the Parent or any of its Subsidiaries solely as a result of (i) any entitlement to appoint a Board of Directors observer or (ii) any ownership of Capital Stock of the Parent in an amount less than 25% of all outstanding Capital Stock. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar or Paying Agent.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and/or Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition (including by way of division), whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of Parent or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary to any Person other than Parent or a Restricted Subsidiary (other than Preferred Stock of Restricted Subsidiaries issued in compliance with Section 4.10 hereof), whether in a single transaction or a series of related transactions;

in each case, other than:

(a) any disposition of cash, Cash Equivalents or Investment Grade Securities or damaged, obsolete or worn out equipment or other assets, or assets no longer used or useful in the business of Parent and the Restricted Subsidiaries in the reasonable opinion of Parent, in each case in the ordinary course of business, or any disposition or transfer of inventory or goods (or other assets) held for sale, in each case in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of Parent and its Subsidiaries in a manner permitted pursuant to the provisions under Section 5.01 hereof; or any disposition that constitutes a Change of Control pursuant to this Indenture;

(c) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 4.07 hereof;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value (as determined in good faith by Parent) not to exceed, individually $2.0 million, or, when taken together with all other transactions excluded from the definition of “Asset Sales” pursuant to this clause (d), $5.0 million;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Issuer or by Parent or a Restricted Subsidiary to another Restricted Subsidiary; provided that the aggregate Fair Market Value of all property, assets and securities by a Subsidiary Guarantor, the Parent or the Issuer to a Non-Guarantor Subsidiary shall not exceed $1.0 million and be made in the ordinary course of business, in good faith and for a bona fide business purpose;

(f) [Reserved];

(g) the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

(h) [Reserved];

(i) foreclosures on assets or dispositions of assets required by law, governmental regulation or any order of any court, administrative agency or regulatory body;

(j) sales, contributions, conveyances and other transfers (in each case, which do not constitute Investments) of accounts receivable to a Receivables Subsidiary or any sale by a Receivables Subsidiary of accounts receivable to any other Person, to effect a Receivables Facility, the Liens securing which are permitted pursuant to clause (17) of the definition of “Permitted Liens”; provided that, the aggregate fair market value of all such accounts receivable sold, contributed, conveyed or otherwise transferred pursuant to this clause (j), together with any Investments of accounts receivable then outstanding permitted pursuant to clause (14) of the definition of “Permitted Investments” (it being understood that any such Permitted Investment under clause (14) of the definition thereof shall not also be deemed an Asset Sale under this clause (j)), shall not exceed, at any one time, $14.5 million (it being understood that any amounts received by Parent or any Restricted Subsidiary in the form of a dividend or conveyance of cash (including in the form of purchase price for accounts receivable) from any Receivables Subsidiary; will refresh capacity under this clause (j) on a dollar-for-dollar basis; provided that, the aggregate capacity will not exceed $14.5 million at any time);

(k) the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business (other than exclusive, world-wide licenses that are longer than three years);

(l) sales, transfers and other dispositions of Investments (including Equity Interests) in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(m) the lapse, abandonment, cancellation or disposition of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of Parent are not material to the conduct of the business of the Issuer and its Restricted Subsidiaries taken as a whole;

(n) the granting of Liens not prohibited by this Indenture;

(o) an issuance of Equity Interests pursuant to benefit plans, employment agreements, equity plans, stock subscription or shareholder agreements, stock ownership plans and other similar plans, polices, contracts or arrangements established in the ordinary course of business or approved by the Issuer in good faith;

(p) any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind;

(q) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(r) any financing transaction (excluding by way of a Sale and Lease-Back Transaction) with respect to property built or acquired by Parent or any of its Restricted Subsidiaries after the Issue Date; and

(s) the unwinding of any Hedging Obligations.

“Attributable Debt” in respect of a Sale and Lease-Back Transaction means, at the time of determination, the present value of the total obligations of the lessee for net rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Beasley Family Members” includes: (i) Caroline Beasley and her siblings, (ii) each of their immediate family members, including spouses, siblings and children, (iii) trusts created primarily for the benefit of any of, or the estates of, the foregoing and (iv) Persons controlled by the Persons described in the foregoing clauses (i) and (ii) by virtue of their beneficial ownership of more than 50% of the fully diluted voting power of the Equity Interests of such Persons.

“Business Day” means each day which is not a Saturday, a Sunday or a day on which commercial banking institutions are not required by law, regulation or order to be open in the State of New York or the place of payment.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1) United States dollars;

(2) (a) euro, or any national currency of any member state of the European Union;

(b) in the case of currency held by any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business; or

(c) Great Britain pounds;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof, the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and dollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

(7) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(8) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(9) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA—(or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s; and

(10) investment funds investing 95% of their assets in securities of the types described in clauses (1) through (9) above.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts are converted into any currency listed in clauses (1) and (2) within ten Business Days following the receipt of such amounts.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holdco” means a Domestic Subsidiary substantially all of the assets of which consist, directly or indirectly, of equity and/or debt of (a) one or more Foreign Subsidiaries that are CFCs and (b) other CFC Holdcos.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of Parent and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder;

(2) the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision), other than a Permitted Holder, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of Parent (directly or through the acquisition of voting power of Voting Stock of any direct or indirect parent company of the Parent);

(3) the approval of any plan or proposal for the winding up or liquidation of Parent or the Issuer; or

(4) the Issuer ceases to be a Wholly-Owned Subsidiary of Parent or, following a consolidation or merger of Parent that complies with the requirements of Section 5.01, any Successor Company of Parent.

For purposes of this definition, any direct or indirect parent company of Parent shall not itself be considered a “Person” or “group” for purposes of clause (2) above; provided that no “Person” or “group” other than a Permitted Holder beneficially owns, directly or indirectly, 50% or more of the total voting power of the Voting Stock of such parent company.

“Clearstream” means Clearstream Banking, Société Anonyme.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all the assets of any Grantor subject to Liens created pursuant to any Security Documents; provided that the “Collateral” shall not include any Excluded Property.

“Communications Laws” means the Communications Act of 1934, as amended, and the rules, regulations and policies of the FCC promulgated thereunder, as from time to time in effect.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person, for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period to the extent such expense was deducted (and not added back) in computing Consolidated Net Income, including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest expense (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Financing Lease Obligations, (e) imputed interest with respect to Attributable Debt and (f) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility; plus

(2) consolidated capitalized interest of such Person and such Subsidiaries for such period, whether paid or accrued; plus

(3) whether or not treated as interest expense in accordance with GAAP, all cash dividends or other distributions accrued (excluding dividends payable solely in Equity Interests (other than Disqualified Stock) of Parent) on any series of Disqualified Stock or any series of Preferred Stock during such period.

For purposes of this definition, interest on a Financing Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Financing Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication:

(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses or expenses (including expenses relating to (a) severance and relocation costs, (b) any rebranding or corporate name change or (c) uninsured damages resulting from civil unrest, natural disasters, storms or other weather events in an amount not greater than $5.0 million for any single event) shall be excluded,

(2) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

(3) any after-tax effect of income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded,

(4) any after-tax effect of gains or losses (less all fees and expenses related thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by Parent, shall be excluded,

(5) the Net Income for such period of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of Parent shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash or Cash Equivalents) to Parent or a Restricted Subsidiary in respect of such period,

(6) the Net Income for such period of any Restricted Subsidiary that is not a Subsidiary Guarantor shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of Parent will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash or Cash Equivalents) to Parent or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

(7) any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded, and

(8) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with the Transactions and any acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded.

“Consolidated Net Leverage Ratio” means, as of any date of determination, the ratio of:

(1) the Consolidated Total Net Debt of Parent and its Restricted Subsidiaries on such date, plus any amounts outstanding under any Receivables Facility, to

(2) LTM EBITDA, in each case on a Pro Forma Basis.

“Consolidated Net Secured Leverage Ratio” means, as of any date of determination, the ratio of (1) Consolidated Total Net Debt of Parent and its Restricted Subsidiaries that is secured by a Lien on the Collateral as of such date, plus any amounts outstanding under any Receivables Facility, to (2) LTM EBITDA, in each case on a Pro Forma Basis.

“Consolidated Total Net Debt” means, as of any date of determination, the aggregate principal amount of Indebtedness of Parent and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP, consisting of Indebtedness for borrowed money and Financing Lease Obligations (and excluding, for avoidance of doubt, Attributable Debt except to the extent constituting a Financing Lease Obligation), less cash and Cash Equivalents (which are not Restricted Cash) that would be stated on the consolidated balance sheet of Parent and its Restricted Subsidiaries as of such date of determination.

“Consolidated Working Capital” means, with respect to the Parent and its Restricted Subsidiaries on a consolidated basis, on any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination; provided that increases or decreases in Consolidated Working Capital shall be calculated without regard to any changes in Current Assets or Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (b) the effects of purchase accounting.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds:

(a) for the purchase or payment of any such primary obligation, or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Corporate Trust Office” shall be at the address of the Trustee or the First Lien Collateral Agent, as applicable, specified in Section 13.01 hereof or such other address as to which the Trustee or the First Lien Collateral Agent, as applicable, may give notice to the Holders and the Issuer.

“Credit Facilities” means, with respect to Parent or any of its Restricted Subsidiaries, one or more debt facilities or other financing arrangements (including, without limitation, commercial paper facilities, receivables financing or indentures) providing for revolving credit loans, term loans, letters of credit, bankers’ acceptances, debt securities or other Indebtedness, including any indentures, notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.10 hereof) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender, investor or group of lenders or investors.

“Current Assets” means, with respect to the Parent and the Restricted Subsidiaries on a consolidated basis on any date of determination, all assets (other than cash and Cash Equivalents) of the Parent and the Restricted Subsidiaries that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Parent and its Restricted Subsidiaries as current assets at such date of determination, other than amounts related to current or deferred taxes based on income or profits (but excluding assets held for sale, loans (permitted) to third parties, pension assets, deferred bank fees and derivative financial instruments).

“Current Liabilities” means, with respect to the Parent and the Restricted Subsidiaries on a consolidated basis on any date of determination, all liabilities of the Parent and the Restricted Subsidiaries that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Parent and its Restricted Subsidiaries as current liabilities at such date of determination, other than (a) the current portion of any Indebtedness, (b) accruals of interest expense of the Parent and its Restricted Subsidiaries on a consolidated basis (excluding any such interest expense that is past due and unpaid), (c) accruals for current or deferred taxes based on income or profits, (d) accruals of any costs or expenses related to restructuring reserves, (e) any outstanding amounts in respect of any Receivables Facility and (f) accruals related to structured bonus payments.

“Custodian” means the Trustee when serving as custodian for the Depositary with respect to the Global Notes, or any successor entity thereto.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06(c) hereof, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Deposit Account Control Agreement” means an account control agreement (in form and substance reasonably satisfactory to the First Lien Collateral Agent) among any Grantor, a banking institution holding such Grantor’s funds, and the First Lien Collateral Agent with respect to collection and control (within the meaning of the New York UCC) of all deposits and balances held in a Deposit Account maintained by such Grantor with such banking institution (it being understood that a Deposit Account Control Agreement that purports to impose individual liability on the First Lien Collateral Agent shall not be satisfactory).

“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/or the creditworthiness of the Issuer and/or any one or more of the Guarantors (the “Performance References”).

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-Cash Consideration” means non-cash consideration received by Parent or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the fair market value of such Designated Non-Cash Consideration and the basis of such valuation.

“Discharge” means, with respect to any series of First Lien Obligations or Second Lien Obligations, the occurrence of all of the following:

(1) termination of all commitments to extend credit that would constitute such series of Indebtedness;

(2) payment in full in cash of the principal of and interest, fees and premium (if any) on all such series of Indebtedness (other than any undrawn letters of credit);

(3) discharge or cash collateralization (at the lower of (a) 105% of the aggregate undrawn amount and (b) the amount required under the terms of the applicable Secured Debt Document) of all outstanding letters of credit and bankers’ acceptances constituting such series of Indebtedness; and

(4) payment in full in cash of all other Obligations in respect of such series of Indebtedness that are outstanding and unpaid at the time such series of Indebtedness is paid in full in cash (other than (a) indemnification and other contingent obligations not then due and payable and (b) hedging obligations and cash management obligations comprised in such series of Indebtedness which are not due and payable contemporaneously with the other Obligations comprising such series of Indebtedness).

The term “Discharged” shall have a corresponding meaning.

“Discharge of First Lien Obligations” means the occurrence of the Discharge of all series of First Lien Obligations.

“Discharge of Junior Lien Obligations” means the occurrence of the Discharge of the Junior Lien Obligations.

“Discharge of Second Lien Obligations” means the occurrence of the Discharge of all series of Second Lien Obligations.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that, by its terms, or by the terms of any security into which it is convertible or for which it is puttable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date that is 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or any plan for the benefit of employees of Parent or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Parent or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of any such employee’s termination, death or disability; provided, further, however, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Domestic Subsidiary” means any Subsidiary that is organized or existing under the laws of the United States, any state thereof or the District of Columbia.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(1) increased (without duplication) by:

(a) provision for taxes based on income, profits or capital gains or with respect to property, including, without limitation, federal, state, non-U.S. franchise, excise, value added and similar taxes and foreign withholding taxes of such Person paid or accrued during such period, including any penalties and interest relating to such taxes or arising from any tax examinations, deducted (and not added back) in computing Consolidated Net Income; plus

(b) Consolidated Interest Expense of such Person for such period; plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(d) any fees, expenses or charges related to any Permitted Investment, acquisition, disposition, recapitalization or the incurrence or repayment of Indebtedness permitted to be incurred by this Indenture (including a refinancing thereof) (whether or not successful), including such fees, expenses or charges related to the offering of the Notes and the other Transactions; plus

(e) fees paid to independent board observers not to exceed $65,000 per annum; plus

(f) the amount of any (i) restructuring or reformatting charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any restructuring costs incurred in connection with acquisitions, mergers or consolidations or station programming reformatting after the Issue Date and (ii) other non-recurring charges, including any non-ordinary course legal expenses and severance expenses; plus

(g) any other non-cash charges, including asset impairments, any write offs or write downs and non-cash compensation expenses recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, in each case reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA in such future period to the extent paid, but excluding from this proviso, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period); plus

(h) the amount of loss on sale of receivables and related assets to the Receivables Subsidiary in connection with the Receivables Facility, the Liens in respect of which were permitted to be incurred pursuant to clause (17) of the definition of “Permitted Liens” not to exceed $150,000 in the aggregate in any applicable four quarter period; plus

(i) [Reserved]; plus

(j) [Reserved]; plus

(k) Pro Forma Cost Savings, provided that the amount of Pro Forma Cost Savings included pursuant to this clause (k) shall not exceed 10% of EBITDA in the applicable four quarter period, prior to giving effect to this clause (k);

(2) decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period; and

(3) increased or decreased by (without duplication):

(a) any net loss or gain resulting in such period from Hedging Obligations and the application of Financial Accounting Codification No. 815-Derivatives and Hedging; plus or minus, as applicable,

(b) any net loss or gain resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk); plus or minus, as applicable,

(c) the net loss or gain, respectively, of trade or barter transactions.

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock, including, for the avoidance of doubt, restricted stock units.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of Parent (excluding Disqualified Stock), or any cash common equity contribution to Parent, other than:

(1) public offerings with respect to any of the Parent’s common stock registered on Form S-4 or Form S-8;

(2) issuances to any Subsidiary of Parent; and

(3) Refunding Capital Stock.

“euro” means the single currency of participating member states of the EMU.

“Euroclear” means Euroclear S.A./N.V., as operator of the Euroclear system.

“Event of Default” has the meaning set forth in Section 6.01(a) hereof.

“Excess Cash Flow” means, for any Excess Cash Flow Period, an amount equal to:

(1) the sum, without duplication of:

(a) the Consolidated Net Income for such Excess Cash Flow Period for such Excess Cash Flow Period; and

(b) an amount equal to the amount of all non-cash charges for such period to the extent deducted in arriving at such Consolidated Net Income, but excluding any such non-cash charges representing an accrual or reserve for potential cash items in any future period and excluding amortization of a prepaid cash item that was paid in a prior period; and

(c) decreases in Consolidated Working Capital and long-term accounts receivable of the Parent and its Restricted Subsidiaries for such period (other than any such decreases arising from acquisitions or dispositions by the Parent and its Restricted Subsidiaries completed during such period or the application of purchase accounting, the effect of reclassification during such period between current assets and long-term assets and current liabilities and long-term liabilities (with a corresponding restatement to the prior period to give effect to such reclassification), or the effect of any fluctuations in the amount of accrued and contingent Hedging Obligations); minus

(2) the sum, without duplication of:

(a) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income (but excluding any non-cash credit to the extent representing the reversal of an accrual or reserve described in clause (1)(b) above) and cash charges included in arriving at such Consolidated Net Income, but without duplicating amounts already deducted in determining Consolidated Net Income;

(b) the amount of cash taxes paid in such Excess Cash Flow Period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such Excess Cash Flow Period;

(c) all cash interest payments paid in such Excess Cash Flow Period to the extent they exceed the amount of interest expense deducted in determining Consolidated Net Income for such Excess Cash Flow Period;

(d) the amount of capital expenditures (other than any capital expenditures made with Net Proceeds as permitted pursuant to “—Repurchase at the Option of Holders—Asset Sales”) or acquisitions of intellectual property, in each case paid for in cash in such Excess Cash Flow Period and not funded with the proceeds of long-term debt;

(e) the amount of cash paid (excluding in respect of interest) to any Person other than Parent or any of its Restricted Subsidiaries or any of its Affiliates for any repurchases of Notes made through open market or privately negotiated transactions in such Excess Cash Flow Period not funded with the proceeds of long-term debt, which notes were canceled upon such purchase (excluding the aggregate amount of any such payments included in the Reduction Amount);

(f) the aggregate amount of all principal payments of Indebtedness of the Issuer or the Restricted Subsidiaries made during such period not funded with the proceeds of long-term debt (including (A) the principal component of payments in respect of Financing Lease Obligations, (B) the amount of any repayment of any Receivables Facility (solely to the extent accompanied by a permanent commitment reduction in respect thereof), (C) the principal amount of Notes repurchased pursuant to a Change of Control Offer or an Asset Sale Offer, and (D) any Subordinated Indebtedness repurchased or redeemed in accordance with clause (9) under the covenant described above under “Certain Covenants—Limitation on Restricted Payments”, but excluding (y) all other voluntary and mandatory repurchases or redemptions of Notes, Exchange Notes or any Receivables Facility and (z) the aggregate amount of any such payments included in the Reduction Amount);

(g) cash payments made to purchase Notes pursuant to an Excess Cash Flow Offer in excess of the Excess Cash Flow Offer Amount (excluding for this purpose any increase of the Excess Cash Flow Offer Amount pursuant to the second proviso of the definition thereof) for the immediately preceding Excess Cash Flow Period; and

(h) increases in Consolidated Working Capital and long-term accounts receivable of the Parent and its Restricted Subsidiaries for such period (other than any such increases arising from acquisitions or dispositions by the Parent and its Restricted Subsidiaries completed during such period or the application of purchase accounting, the effect of reclassification during such period between current assets and long-term assets and current liabilities and long-term liabilities (with a corresponding restatement to the prior period to give effect to such reclassification), or the effect of any fluctuations in the amount of accrued and contingent Hedging Obligations).

Notwithstanding anything in the definition of any term used in the definition of “Excess Cash Flow” to the contrary, all components of Excess Cash Flow shall be computed for Parent and its Restricted Subsidiaries on a consolidated basis.

“Excess Cash Flow Offer Amount” means, with respect to any Excess Cash Flow Period, 50% of the amount of Excess Cash Flow for such Excess Cash Flow Period; provided that, in no event, shall the Excess Cash Flow Amount for any Excess Cash Flow Period, exceed the amount of cash and Cash Equivalents of the Parent and its Restricted Subsidiaries on the Excess Cash Flow Offer Trigger Date in excess of $10,000,000; provided further that, notwithstanding the foregoing, the Issuer may elect to increase the amount of the Excess Cash Flow Offer Amount above the amount otherwise required pursuant to the foregoing.

“Excess Cash Flow Period” means, with respect to any Excess Cash Flow Offer Trigger Date, the immediately preceding fiscal year of the Issuer.

“Excess Cash Flow Offer Trigger Date” means the date on which annual reports on Form 10-K are filed or required to be filed as described under the caption “—Reports and Other Information”, beginning with the annual report on Form 10-K in respect of the fiscal year ending December 31, 2025.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Notes” means the Issuer’s senior secured notes due 2028 bearing interest at a rate of 9.200%, issued on or about the Issue Date.

“Exchange Notes Collateral Agent” means the collateral agent in respect of the Exchange Notes.

“Exchange Notes Indenture” means that certain Indenture, dated on or about the Issue Date, under which the Exchange Notes will be issued.

“Exchange Offering Memorandum” means the Exchange Offering Memorandum related to this offering of Notes and the offering of the Exchange Notes, dated September 5, 2024 as amended on September 19, 2024 and supplemented on September 30, 2024.

“Excluded Property” means

(1)

(A) any fee-owned real property not constituting Material Real Property, (B) any fee-owned real property containing improvements located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a “special flood hazard area” and (C) any leased or subleased real property;

(2)	motor vehicles and other assets subject to certificates of title to the extent a Lien thereon cannot be perfected by filing a UCC financing statement;

(3)

assets (other than equity interests of any Subsidiary) to the extent the grant of a security interest in such assets would result in material adverse tax consequences to Parent or its Restricted Subsidiaries (including, without limitation, as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction) or material adverse regulatory consequences, in each case, as reasonably determined by the Issuer;

(4)

assets to the extent a grant of a security interest therein in favor of the First Lien Collateral Agent is prohibited by (x) applicable law (including any requirement under applicable law to obtain the consent of any Governmental Authority that has not been obtained) or (y) the governance documents of any non-Wholly-Owned Subsidiary or joint-venture (including any requirement under such governance documents to obtain the consent of any third party that has not been obtained); provided, that (i) any such limitation described in this clause (4)(x) on the security interests granted under the Security Documents shall only apply to the extent that any such prohibition would not be rendered ineffective pursuant to the UCC or any other applicable law or principles of equity and shall not apply (where the UCC is applicable) to any proceeds or receivables thereof the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition and (ii) in the event of the termination, elimination or waiver of any such prohibition, a security interest in such assets shall be automatically and simultaneously be granted under the applicable Security Documents and such assets shall be included as Collateral;

(5)

any governmental licenses (but not the proceeds thereof) (other than FCC Licenses, which shall be governed by clause (6) below) or state or local franchises, charters and authorizations, to the extent security interests in favor of the First Lien Collateral Agent in such licenses, franchises, charters or authorizations are prohibited or restricted thereby, in each case, except to the extent such prohibition is unenforceable after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such prohibition; provided that (i) any such limitation described in this clause (5) on the security interests granted under the Security Agreement shall only apply to the extent that any such prohibition or restriction could not be rendered ineffective pursuant to the UCC or any other applicable law or principles of equity and (ii) in the event of the termination or elimination of any such prohibition or restriction contained in any applicable license, franchise, charter or authorization, a security interest in such licenses, franchises, charters or authorizations shall be automatically and simultaneously granted under the applicable Security Agreement and shall be included as Collateral;

(6)

any FCC Licenses to the extent (but only to the extent) that at such time the First Lien Collateral Agent may not validly possess a security interest therein pursuant to applicable Communications Laws, but Excluded Property shall not include, at all times, to the maximum extent permitted by law, the economic value of the FCC Licenses, all rights incident or appurtenant to the FCC Licenses (including goodwill and “going concern” value) and the right to receive all monies, consideration and proceeds derived from or in connection with the direct or indirect sale, assignment or transfer of the FCC Licenses;

(7)

Equity Interests in (A) any Person (other than the Issuer, any Subsidiary Guarantor and any wholly owned Restricted Subsidiary) to the extent and for so long as the pledge thereof in favor of the First Lien Collateral Agent is not permitted by the terms of such Person’s joint venture agreement, other applicable organizational documents or applicable League Documents; provided that such prohibition exists on the Issue Date or at the time such Equity Interests are acquired (and such prohibition did not arise in contemplation of the Issue Date or such acquisition), (B) any not-for-profit Subsidiary, (C) any captive insurance Subsidiary, and (D) any Receivables Subsidiary;

(8)

any lease, license or other agreement or any property subject to a purchase money security interest, Financing Lease Obligation or similar arrangement in each case permitted to be incurred under this Indenture, to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or create a right of termination in favor of any other party thereto (other than Parent, the Issuer or a Restricted Subsidiary), in each case, except to the extent such prohibition is unenforceable after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law other than (where the UCC is applicable) proceeds and receivables thereof the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition;

(9)	“intent-to-use” trademark applications prior to the filing of a “Statement of Use” or “Amendment to Allege Use”;

(10)

assets subject to Liens permitted to be incurred pursuant to clause (17) of the definition of “Permitted Liens”; provided, that the aggregate fair market value of assets excluded pursuant to this clause (10), shall not exceed, as of any date of determination, $14.5 million;

(11)	Margin Stock;

(12)	cash to secure letter of credit reimbursement obligations to the extent such letters of credit and the grant of such security interest in such cash are permitted under this Indenture; and

(13)

(A) payroll, healthcare and other employee wage and benefit accounts, (B) tax accounts, including, without limitation, sales tax accounts, (C) escrow, defeasance and redemption accounts, (D) fiduciary or trust accounts, and (E) the funds or other property held in or maintained for such purposes in any such account described in clauses (13)(A) through (D).

Notwithstanding anything herein or the Security Documents to the contrary, Excluded Property shall not include (i) any Proceeds (as defined in the UCC), substitutions or replacements of any Excluded Property (unless such Proceeds, substitutions or replacements would otherwise constitute Excluded Property referred to above) or (ii) to the maximum extent permitted by law, the economic value of the Excluded Property, all rights incident or appurtenant to the Excluded Property (including goodwill and “going concern” value) and the right to receive all monies, consideration and proceeds derived from or in connection with the direct or indirect sale, assignment or transfer of the Excluded Property unless such items are specifically enumerated in clauses (1) through (13) above.

“Excluded Subsidiary” means (i) a Restricted Subsidiary that is prohibited by the terms of such Restricted Subsidiary’s organizational documents (including any requirement thereunder to obtain the consent of any third party that has not been obtained), in each case as in existence at the time such Restricted Subsidiary would otherwise be required to become a Subsidiary Guarantor pursuant to the terms of this Indenture and to the extent that such terms were not adopted in contemplation of such Restricted Subsidiary becoming a Subsidiary Guarantor or a merger, acquisition or consolidation, from providing a Guarantee of the Notes, only for so long as and to the extent that (x) such prohibition has not been terminated, eliminated or waived with respect to such Restricted Subsidiary or (y) such consent has not been obtained, (ii) any Receivables Subsidiary, (iii) any Subsidiary that is not a Material Domestic Subsidiary and (iv) so long as Parent continues to plan to dissolve such Subsidiary and the assets owned by such Subsidiary do not exceed $350,000, OutlawsXP, Inc.

“Existing Notes” means the Issuer’s 8.625% Senior Secured Notes due February 1, 2026.

“Fair Market Value” means, with respect to any asset or property, the price that could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction (as determined in good faith by the senior management or the Board of Directors of Parent, which determination will be conclusive for all purposes under this Indenture and the Notes).

“FCC” means the Federal Communications Commission and any successor governmental agency performing functions similar to those performed by the Federal Communications Commission on the date hereof.

“FCC License” means any of the material licenses, authorizations, consents, waivers, approvals, registrations and permits relating to the Stations granted or issued by the FCC to Parent or its Restricted Subsidiaries and required under the Communications Laws or otherwise used in the operation of any of the Stations and all extensions, additions and renewals thereto or thereof.

“Financing Lease Obligation” means, as applied to any Person, any obligation that is required to be accounted for as a financing or capital lease (and, for the avoidance of doubt, not a straight-line or operating lease) for financial reporting purposes in accordance with GAAP. At the time any determination thereof is to be made, the amount of the liability in respect of a financing or capital lease would be the amount required to be reflected as a liability on such Person’s balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“First Lien” means a Lien granted by the Company or any Guarantor in favor of the First Lien Collateral Agent, at any time, upon any Property of the Company or any Guarantor to secure First Lien Obligations.

“First Lien Collateral Agent” means the collateral agent in respect of the Notes.

“First Lien Debt Documents” means, with respect to any class of First Lien Obligations, the promissory notes, indentures, credit agreements, loan agreements, security agreements and other operative agreements evidencing or governing such First Lien Obligations, as the same may be amended, supplemented or otherwise modified from time to time.

“First Lien Debt Documents” means this Indenture, the Notes, the Security Documents and the Intercreditor Agreement.

“First Lien Obligations” means the Obligations under the Notes, the Guarantees thereof, this Indenture and any other First Lien Debt Documents.

“Fitch” means Fitch Ratings, Inc. or any successor to the rating agency business thereof.

“Fixed GAAP Date” means the Issue Date; provided that at any time and from time to time after the Issue Date, the Issuer may by written notice to the Trustee elect to change the Fixed GAAP Date (with respect to all or any subset of the Fixed GAAP Terms) to be the date specified in such notice, and upon such notice, the Fixed GAAP Date shall be such date for all periods beginning on and after the date specified in such notice.

“Fixed GAAP Terms” means (a) the definitions of the terms “Financing Lease Obligation,” “Consolidated Depreciation and Amortization Expense,” “Consolidated Interest Expense,” “Consolidated Net Income,” “Consolidated Net Leverage Ratio,” “Consolidated Net Secured Leverage Ratio,” “EBITDA,” “Indebtedness,” “Secured Indebtedness” and “Total Assets,” (b) all defined terms in this Indenture to the extent used in or relating to any of the foregoing definitions, and all ratios and computations based on any of the foregoing definitions, and (c) any other term or provision of this Indenture or the Notes that, at the Issuer’s election, may be specified by the Issuer by written notice to the Trustee from time to time; provided that the Issuer may elect to remove any term from constituting a Fixed GAAP Term.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the Fixed GAAP Date (for purposes of the Fixed GAAP Terms) and as in effect from time to time (for all other purposes of this Indenture), including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession (but excluding the policies, rules and regulations of the SEC applicable only to Public Companies).

“Global Note Legend” means the legend set forth in Section 2.06(f)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto, as the case may be, issued in accordance with Section 2.01, 2.06(b) or 2.06(d) hereof.

“Government Securities” means securities that are:

(1) direct obligations of, or obligations guaranteed by, the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Grantor” means Parent, the Issuer and any Subsidiary Guarantor.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under the Notes and this Indenture.

“Guarantors” means, collectively, each Subsidiary Guarantor and Parent.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, commodity pricing or currency risks either generally or under specific contingencies.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness (including principal) of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid of the purchase price of any property, except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business, (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP, and (iii) liabilities accrued in the ordinary course of business; or

(d) representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit, bankers’ acceptances (or reimbursement agreements in respect thereof) and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) all Attributable Debt and all Financing Lease Obligations;

(3) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on Indebtedness of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(4) to the extent not otherwise included, Indebtedness of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person; provided, for purposes hereof the amount of such Indebtedness shall be the lesser of the Indebtedness so secured and the fair market value of the assets of the first person securing such Indebtedness;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business, (b) deferred or prepaid revenues, or (c) obligations under or in respect of Receivables Facilities the Liens in respect of which were permitted to be incurred pursuant to clause (17) of the definition of “Permitted Liens.”

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of Parent, qualified to perform the task for which it has been engaged.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Insolvency or Liquidation Proceeding” means (a) any case commenced by or against the Issuer or any other Guarantor under any Debtor Relief Law, any other proceeding for the reorganization, recapitalization or adjustment or marshaling of the assets or liabilities of the Issuer or any other Guarantor, any receivership or assignment for the benefit of creditors relating to the Issuer or any other Guarantor or any similar case or proceeding relative to the Issuer or any other Guarantor or its creditors, as such, in each case whether or not voluntary, (b) any liquidation, dissolution, marshaling of assets or liabilities or other winding up of or relating to the Issuer or any other Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency and (c) any other proceeding of any type or nature in which substantially all claims of creditors of the Issuer or any other Guarantor are determined and any payment or distribution is or may be made on account of such claims.

“Intercreditor Agreement” means the Intercreditor Agreement, substantially in the form of Exhibit E to be entered into by and among the First Lien Collateral Agent, the Exchange Notes Collateral Agent, any Junior Lien Collateral Agent, the Issuer and the other parties from time to time party thereto, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Indenture.

“interest” in respect of the Notes, unless the context otherwise requires, means interest, if any.

“Interest Payment Date” means February 1 and August 1 of each year, commencing February 1, 2025.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P or Fitch, or an equivalent rating by any other Rating Agency, and in each such case with a “stable” or better outlook.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among Parent and its Subsidiaries;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, deposits, advances to customers and suppliers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

“Issue Date” means the first date on which the Notes are issued under this Indenture.

“Issuer” has the meaning set forth in the Preamble hereto.

“Issuer Order” means a written request or order signed on behalf of the Issuer by an Officer of the Issuer and delivered to the Trustee.

“Junior Capital” means any Indebtedness of the Issuer and the Guarantors that:

(1) is subordinated in right of payment to the Notes;

(2) matures no sooner than the 91st day following the maturity date of the Notes;

(3) contains no amortization or mandatory prepayments of principal prior to maturity thereof; and

(4) annual cash interest expense associated with such Indebtedness does not exceed 8.5% of such incurred amount.

“Junior Lien” means a Lien, junior to any First Liens and Second Liens as provided in the Intercreditor Agreement, granted by the Company or any Guarantor in favor of holders of Junior Lien Debt (or any collateral agent or representative in connection therewith), at any time, upon any property of the Company or any Guarantor to secure Junior Lien Obligations.

“Junior Lien Collateral Agent” means the collateral agent, collateral trustee or other representative of lenders or holders of Junior Lien Obligations designated pursuant to the terms of the Junior Lien Debt Documents and the applicable intercreditor agreement.

“Junior Lien Debt” means any Indebtedness (other than intercompany Indebtedness owing to the Company or any of its Subsidiaries) of the Company or any Guarantor that is secured by a Junior Lien and permitted to be incurred and so secured under each applicable Secured Debt Document; provided that, in the case of any Indebtedness referred to in this definition:

(1) on or before the date on which such Indebtedness is incurred by the Company or any Guarantor, such Indebtedness is designated by the Company, in an Officer’s Certificate delivered to the First Lien Collateral Agent and Exchange Notes Collateral Agent, as “Junior Lien Debt” for the purposes of the Secured Debt Documents; provided that no Series of Secured Debt may be designated as both “Junior Lien Debt” and “First Lien Obligations” or “Second Lien Obligations” (or any combination of the three);

(2) the collateral agent or other representative with respect to such Indebtedness, the Exchange Notes Collateral Agent, the First Lien Collateral Agent, the Company and each applicable Guarantor have duly executed and delivered the Intercreditor Agreement (or a joinder to the Intercreditor Agreement or a new intercreditor agreement substantially similar to the Intercreditor Agreement, and in a form reasonably acceptable to each of the parties thereto); and

(3) all other requirements set forth in the Intercreditor Agreement as to the confirmation, grant or perfection of the Liens of the holders of Junior Lien Debt to secure such Indebtedness or Obligations in respect thereof are satisfied.

“Junior Lien Debt Documents” means, with respect to any class of Junior Lien Obligations, the promissory notes, indentures, credit agreements, loan agreements, security agreements and other operative agreements evidencing or governing such Junior Lien Obligations, as the same may be amended, supplemented or otherwise modified from time to time.

“Junior Lien Obligations” means Junior Lien Debt and all other Obligations in respect thereof.

“LCT Provision” means any provision of this Indenture requiring a determination to be made in connection with a Limited Condition Transaction (or actions or transactions related thereto) with respect to:

(1) whether any Indebtedness (including Acquired Indebtedness), Disqualified Stock or Preferred Stock that is being incurred in connection with such Limited Condition Transaction is permitted to be incurred in compliance with Section 4.10;

(2) whether any Lien being incurred in connection with such Limited Condition Transaction or to secure any Indebtedness related to such Limited Condition Transaction is permitted to be incurred in compliance with Section 4.13;

(3) whether any other transaction undertaken or proposed to be undertaken in connection with such Limited Condition Transaction complies with the covenants or agreements contained in this Indenture or the Notes; and

(4) any calculation of the ratios, baskets or financial metrics, including Consolidated Net Leverage Ratio, Consolidated Net Secured Leverage Ratio and Designated Non-Cash Consideration and whether a Default or Event of Default exists in connection with the foregoing.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or similar agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Limited Condition Transaction” means any (x) Investment or acquisition, merger, amalgamation or similar transaction that has been definitively agreed to or publicly announced, (y) repayment, repurchase or refinancing of Indebtedness, Disqualified Stock or Preferred Stock with respect to which a notice of prepayment (or similar notice), which may be conditional, has been delivered and (z) declaration of a Restricted Payment.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“LTM EBITDA” means EBITDA of Parent and its Restricted Subsidiaries for the most recently ended four full fiscal quarters ending immediately prior to such date for which internal financial statements are available.

“Margin Stock” has the meaning assigned to such term in Regulation U of the Board of Governors of the Federal Reserve System of the United States as from time to time in effect.

“Material Domestic Subsidiary” means any wholly owned Domestic Subsidiary of Parent as of the last day of the fiscal quarter of Parent most recently ended, that has assets (including Equity Interests in Subsidiaries) or revenues (including both third party and intercompany revenues) with a value in excess of 2% of the consolidated assets of the Parent and its Domestic Subsidiaries or 2% of the consolidated revenues of Parent and its Domestic Subsidiaries; provided, that in the event Domestic Subsidiaries that would otherwise not be Material Domestic Subsidiaries shall in the aggregate account for a percentage in excess of 3% of the consolidated assets of Parent and its Domestic Subsidiaries or 3% of the consolidated revenues of Parent and its Domestic Subsidiaries as of the end of and for the most recently completed fiscal quarter, then one or more of such Domestic Subsidiaries designated by Parent (or, if Parent shall make no designation, one or more of such Domestic Subsidiaries in descending order based on their respective contributions to the consolidated assets of Parent), shall be included as Material Domestic Subsidiaries to the extent necessary to eliminate such excess.

“Material Property” means assets, including intellectual property and FCC Licenses, owned by the Issuer and its Subsidiaries that is material to the business, operations, assets, financial condition or prospects of the Issuer and its Subsidiaries, taken as a whole.

“Material Real Property” means any parcel of Real Property (other than a parcel with a Fair Market Value of less than $2.0 million) owned in fee by the Issuer or a Guarantor and located in the United States; provided, however, that one or more parcels owned in fee by the Issuer or a Guarantor and located adjacent to, contiguous with, or in close proximity to, and comprising one property with a common street address or a single facility with multiple street addresses, may if determined in the reasonable discretion of the Issuer, be deemed to be one parcel for the purposes of this definition.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) attributable to such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds and the fair market value of any Cash Equivalents received by Parent or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-Cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-Cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Indebtedness (other than Subordinated Indebtedness) required (other than required by clause (1) of Section 4.11(b) hereof) to be paid as a result of such transaction, any costs associated with unwinding any related Hedging Obligations in connection with such transaction and any deduction of appropriate amounts to be provided by Parent or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by Parent or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Net Short” means, with respect to a Holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Issuer or any Guarantor immediately prior to such date of determination.

“Non-Guarantor Subsidiary” means any Restricted Subsidiary (other than the Issuer) that is not a Subsidiary Guarantor.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Obligations” means with respect to any item of Indebtedness, any principal (including any accretion), interest (including any interest, fees and other expenses accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal (including any accretion), interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing such Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, Assistant Treasurer, the Secretary or any Assistant Secretary of the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the principal accounting officer or Secretary of the Issuer, that meets the requirements set forth in this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee and/or First Lien Collateral Agent. The counsel may be an employee of or counsel to the Issuer.

“Parent” means Beasley Broadcast Group, Inc., a Delaware corporation.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between Parent or any of its Restricted Subsidiaries and another Person; provided, that (i) any cash or Cash Equivalents received must be applied in accordance with Section 4.11 hereof, (ii) on a pro forma basis after giving effect to such Permitted Asset Swap, the Consolidated Net Leverage Ratio of Parent would be either (a) less than 4.5 to 1.00 or (b) no worse than prior to the consummation of such Permitted Asset Swap and (iii) the Issuer shall deliver an Officer’s Certificate to the Trustee demonstrating compliance with the Consolidated Net Leverage Ratio requirement set forth in clause (ii).

“Permitted Holder” means (i) Parent or any of its controlled Affiliates, (ii) any Beasley Family Member and (iii) any Public Company (or Wholly Owned Subsidiary of such Public Company) (x) to the extent and until such time as any Person or group (other than a Permitted Holder under forgoing clause (i) or (ii)) is or becomes, or is deemed to be or become, a beneficial owner of Voting Stock of such Public Company representing more than 50% of the total voting power of the Voting Stock of such entity and (y) so long as the acquisition of beneficial ownership by such Public Company that would otherwise constitute a Change of Control would not result in a Consolidated Net Leverage Ratio, on a Pro Forma Basis after giving effect to such acquisition and any incurrence or repayment of Indebtedness and the making of any Restricted Payments in connection therewith, of greater than 4.00 to 1.00. Any Person or group, together with its Affiliates, whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1) any Investment in Parent or any Restricted Subsidiary; provided that any Investments made pursuant to this clause (1) by the Parent, Issuer or any Subsidiary Guarantor in any Non-Guarantor Subsidiary shall (i) be made in the ordinary course of business, in good faith and for a bona fide business purpose and (ii) not exceed, together with any Investment made in a Non-Guarantor Subsidiary pursuant to clause (3), in the aggregate at any one time $1.0 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(2) any Investment in cash, Cash Equivalents or Investment Grade Securities;

(3) any Investment by Parent or any of its Restricted Subsidiaries in any Person if (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and (ii) as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Parent or a Restricted Subsidiary;

and, in each case, any Investment held by such Person; provided, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer; provided that, the aggregate amount of Investments made in any Non-Guarantor Subsidiary pursuant to this clause (3), together with any Investments made in any Non-Guarantor Subsidiary pursuant to clause (1), in the aggregate may not exceed $1.0 million at any one time;

(4) any Investment in securities or other assets not constituting cash or Cash Equivalents (including Designated Non-Cash Consideration) and received in connection with an Asset Sale made pursuant to the provisions of Section 4.11 hereof or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date; provided that the amount of any such Investment may only be increased as required by the terms of such Investment as in existence on the Issue Date;

(6) any Investment acquired by Parent or any of its Restricted Subsidiaries:

(a) in exchange for any other Investment or accounts receivable held by Parent or any such Restricted Subsidiary in connection with or as a result of a bankruptcy workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable;

(b) as a result of a foreclosure by Parent or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; or

(c) as a result of the settlement, compromise or resolution of litigation, arbitration or other disputes with Persons who are not Affiliates of Parent;

(7) Hedging Obligations permitted under clause (9) of Section 4.10(b) hereof;

(8) Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of Parent;

(9) guarantees of Indebtedness permitted under Section 4.10 hereof;

(10) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of Section 4.12(b) hereof (except transactions described in clauses (2), (8), (9) and (11) of Section 4.12(b) hereof);

(11) Investments consisting of (x) purchases and acquisitions of inventory, supplies, material, services, equipment or other similar assets or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business, or (y) the licensing, sublicensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons (and, for the avoidance of doubt, nothing in this Indenture will be construed to restrict Parent or its Restricted Subsidiaries from entering into and performing agreements under which Parent or its Restricted Subsidiaries assigns to customers or other business partners newly developed work product or deliverables and associated intellectual property rights in the ordinary course of business);

(12) (x) additional Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (12), not to exceed 2.5 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) plus the amount of any returns (including dividends, payments, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) in respect of such Investments and (y) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business;

(13) to the extent made for a bona fide business purpose, any Investment in a Similar Business having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (13), not to exceed $5.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) plus the amount of any returns (including dividends, payments, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) in respect of such Investments;

(14) Investments in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any Person that, in the good faith determination of Parent, are necessary or advisable to effect any Receivables Facility, the Liens in respect of which were permitted to be incurred pursuant to clause (17) of the definition of “Permitted Liens” or any repurchases in connection therewith; provided, that the aggregate fair market value of such Investments pursuant to this clause (14), together with the aggregate fair market value of any accounts receivable sold, contributed, conveyed or otherwise transferred pursuant to clause (j) of the definition of “Asset Sale” (it being understood that any such Asset Sale under clause (j) of the definition thereof shall not also be deemed a Permitted Investment under this clause (14)), shall not exceed, at any one time, $14.5 million;

(15) to the extent in the ordinary course of business and consistent with past practice, advances to, or guarantees of Indebtedness of, officers, directors and employees not in excess of $1.0 million outstanding at any one time, in the aggregate, so long as, on a Pro Forma Basis after giving effect to any such advances or guarantees, the Consolidated Net Leverage Ratio is less than 6.50 to 1.00;

(16) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses, payroll expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of Parent;

(17) [Reserved];

(18) any Investment in any Subsidiary or joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

(19) endorsements for collection or deposit in the ordinary course of business;

(20) any Investment by Parent or any of its Restricted Subsidiaries consisting of Permitted Non-Cash Consideration, provided that (A) the aggregate Fair Market Value of such Permitted Non-Cash Consideration so received during the term of this Indenture shall not exceed $10.0 million and (B) such Fair Market Value shall be determined without giving effect to subsequent changes in value; and

(21) Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices.

“Permitted Liens” means, with respect to any Person:

(1) pledges, deposits or security by such Person under workmen’s compensation laws, unemployment insurance, employers’ health tax, and other social security laws or similar legislation or other insurance related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety, stay, customs or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, performance and return of money bonds and other similar obligations (including letters of credit issued in lieu of any such bonds or to support the issuance thereof and including those to secure health, safety and environmental obligations), in each case incurred in the ordinary course of business;

(2) Liens imposed by law or regulation, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings, or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4) Liens in favor of issuers of performance, surety bonds or bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness or other covenants, conditions, restrictions and minor defects or irregularities in title (“Other Encumbrances”), in each case which Liens and Other Encumbrances do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) Liens securing Indebtedness permitted to be incurred pursuant to clause (4) of Section 4.10(b) hereof; provided that such Liens extend only to the assets and/or Capital Stock, the acquisition, lease, construction, repair, replacement or improvement of which is financed thereby and any replacements, additions and accessions thereto and any income or profits thereof;

(7) Liens existing on the Issue Date, excluding Liens securing the Notes, the Exchange Notes and any related guarantees;

(8) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by Parent or any of its Restricted Subsidiaries;

(9) Liens on property at the time Parent or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into Parent or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, merger or consolidation; provided, further, however, that the Liens may not extend to any other property owned by Parent or any of its Restricted Subsidiaries;

(10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or any Restricted Subsidiary permitted to be incurred in accordance with Section 4.10 hereof;

(11) Liens securing Hedging Obligations so long as, in the case of Hedging Obligations related to interest, the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligations;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or trade letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) (a) leases, subleases, licenses or sublicenses (including of real property and intellectual property) granted to others in the ordinary course of business; and (b) with respect to any leasehold interest held by Parent or any of its Restricted Subsidiaries, the terms of the leases granting such leasehold interest and the rights of lessors thereunder and any Lien granted by any lessor, in the case of each of clauses (a) and (b) which do not materially interfere with the ordinary conduct of the business of Parent or any of its Restricted Subsidiaries and do not secure any Indebtedness;

(14) Liens arising from Uniform Commercial Code (or equivalent statute) financing statement filings regarding operating leases entered into by Parent and its Restricted Subsidiaries in the ordinary course of business;

(15) Liens in favor of the Issuer or any Guarantor;

(16) Liens on equipment of Parent or any of its Restricted Subsidiaries granted in the ordinary course of business;

(17) Liens on accounts receivable and related assets (which only include assets to the extent that such assets are ancillary assets that are customarily encumbered to the extent the primary asset subject to the financing is accounts receivable, and, for the avoidance of doubt, such assets shall not include any FCC Licenses, intellectual property or any fixed assets) of a Receivables Subsidiary granted in connection with any Receivables Facility; provided, that the aggregate outstanding amount under such Receivables Facility, when aggregated with the outstanding principal amount under all other Receivables Facilities then outstanding and incurred pursuant to this clause (17), shall not exceed $10.0 million;

(18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), (9), (35) and this (18); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under such clauses (6), (7), (8), (9), (35) or this (18) at the time the original Lien became a Permitted Lien under this Indenture, and (ii) an amount necessary to pay any Refinancing Expenses;

(19) deposits made in the ordinary course of business to secure liability to insurance carriers;

(20) other Liens securing Obligations in an aggregate principal amount at any one time outstanding not in excess of $5.0 million determined at the time of incurrence; provided that any Liens incurred pursuant to this clause (20) rank junior to the Liens securing the First Lien Obligations;

(21) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under Section 6.01(a) hereof so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(23) Liens (i) of a collection bank arising under Section 4-208 or 4-210 (as applicable) of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking or other financial institutions arising as a matter of law or pursuant to customary depositary terms encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(24) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 4.10 hereof; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(25) Liens encumbering reasonable and customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(26) banker’s liens, Liens that are statutory, common law or contractual rights of set-off and other similar Liens, in each case (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness or (ii) relating to pooled deposit or sweep accounts of Parent or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Parent and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of Parent or any of its Restricted Subsidiaries in the ordinary course of business;

(27) Liens on assets of Non-Guarantor Subsidiaries securing Indebtedness of such Non-Guarantor Subsidiary;

(28) [Reserved];

(29) any encumbrance or restriction (including put and call arrangements) with respect to capital stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(30) Liens on property or assets used to defease or to irrevocably satisfy and discharge Indebtedness; provided that such defeasance or satisfaction and discharge is not prohibited by this Indenture;

(31) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(32) Liens incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business;

(33) Liens solely on any cash earnest money deposits made by Parent or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Permitted Investment;

(34) [Reserved]; and

(35) Liens securing Indebtedness under clause (22) of Section 4.10(b); provided, that such Liens (i) may only encumber Collateral and (ii) shall be junior in priority to the Liens securing the Notes and the Exchange Notes.

“Permitted Non-Cash Consideration” means non-cash consideration received by Parent or any of its Restricted Subsidiaries in connection with the lease, other disposition or provision of advertising time or other goods and services provided by Parent and its Restricted Subsidiaries to customers in the ordinary course of business.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding-up.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(i) hereof to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

“Pro Forma Basis” means, with respect to the calculation of any test, financial ratio, basket or covenant under this Indenture, including the Consolidated Net Secured Leverage Ratio, Consolidated Net Leverage Ratio, EBITDA, Consolidated Total Net Debt, Consolidated Depreciation and Amortization Expense, Consolidated Net Income, Consolidated Interest Expense and Total Assets, of any Person and its Restricted Subsidiaries, as of any date, that pro forma effect will be given to any acquisition, merger, amalgamation, consolidation, Investment, any issuance, incurrence, assumption or repayment or redemption (including through any Satisfaction and Discharge thereof) of Indebtedness (including Indebtedness issued, incurred or assumed or repaid or redeemed as a result of, or to finance, any relevant transaction and for which any such test, financial ratio, basket or covenant is being calculated), any issuance or redemption of Preferred Stock or Disqualified Stock and all sales, transfers and other dispositions or discontinuance of any Subsidiary, line of business, division, segment or operating unit, in each case that has occurred during the four consecutive fiscal quarter period of such Person being used to calculate such test, financial ratio, basket or covenant (the “Reference Period”) or subsequent to the end of the Reference Period but prior to such date or prior to or substantially simultaneously with the event for which a determination under this definition is made (including any such event occurring at a Person who became a Restricted Subsidiary of the subject Person or was merged, amalgamated or consolidated with or into the subject Person or any other Restricted Subsidiary of the subject Person after the commencement of the Reference Period) as if such event occurred on the first day of the Reference Period; provided, however, that, solely for purposes of calculating EBITDA for purposes of clause (10) of Section 6.10(a), notwithstanding the foregoing, (x) the amount of EBITDA associated with any assets sold by Parent or any of its Subsidiaries shall not be excluded from the calculation of EBITDA, to the extent (i) the proceeds from any such assets sales are utilized to reduce Indebtedness and (ii) the Consolidated Net Leverage Ratio of Parent, on a pro forma basis after giving effect thereto (but calculated without giving effect to any adjustments set forth in this proviso), is no greater than the Consolidated Net Leverage Ratio of Parent prior to such asset sales and (y) with respect to any acquisition, merger, amalgamation, consolidation or Investment that occurs after the end of the Reference Period ending on December 31, 2026, pro forma effect shall only be given to the extent the Parent or any Restricted Subsidiary had entered into a binding commitment with respect to such transaction on or prior to December 31, 2026 and such transaction is actually consummated on or prior to March 31, 2027.

For purposes of making any computation referred to above:

(1) if any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date on which the determination under this definition is made had been the applicable rate for the entire period (taking into account any swap contracts applicable to such Indebtedness if such swap contracts have a remaining term in excess of 12 months);

(2) interest on a Financing Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer, in his or her capacity as such and not in his or her personal capacity, of Parent or a direct or indirect parent of Parent to be the rate of interest implicit in such Financing Lease Obligation in accordance with GAAP;

(3) interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as Parent or a direct or indirect parent of Parent may designate; and

(4) interest on any Indebtedness under a revolving credit facility or a Receivables Facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

For the avoidance of doubt, notwithstanding the foregoing, no “run rate” cost savings, operating expense reductions, operating improvements and cost synergies shall be added to the calculation of EBITDA, other than pursuant to clause (1)(k) of the definition of EBITDA.

“Pro Forma Cost Savings” means, without duplication of any amounts referenced in the definition of “Pro Forma Basis,” an amount equal to the amount of “run rate” cost savings, operating expense reductions, operating improvements (including the entry into, amendment or renegotiation of any material contract or arrangement) and cost synergies (it being understood and agreed that “run rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or expected to be taken, net of the amount of actual benefits realized during such period from such actions that are otherwise included in the calculation of EBITDA) projected by Parent (or any successor thereto) or any direct or indirect parent of Parent in good faith to be reasonably anticipated to be realizable calculated on a Pro Forma Basis (calculated on a pro forma basis as though such items had been realized on the first day of such period); provided that such cost savings, operating expense reductions, operating improvements or cost synergies are factually supported and reasonably identifiable, reasonably attributable to the actions specified and reasonably anticipated to result from such actions within 12 months of such actions (in the good faith determination of a responsible financial or accounting officer of Parent (or any successor thereto) or any direct or indirect parent of Parent with certification thereof pursuant to an Officer’s Certificate); provided further that no cost savings, operating expense reductions, operating improvements or cost synergies shall be added pursuant to this definition to the extent duplicative of any expenses or charges otherwise added to Consolidated Net Income or EBITDA, whether through a pro forma adjustment, add back exclusion or otherwise, for such period.

“Public Company” means any Person with a class or series of Voting Stock that is traded on a stock exchange or in the over-the-counter market.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agencies” means Moody’s, S&P and Fitch or if two or more of such agencies shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by Parent which shall be substituted for such two or more agencies, as the case may be.

“Real Property” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased, licensed or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and other property and rights incidental to the ownership, lease or operation thereof.

“Receivables Facility” means any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse to Parent or any of its Restricted Subsidiaries (other than to accounts receivable, or participations therein, and associated assets as permitted pursuant to clause (17) of the definition of “Permitted Liens”, in each case, held by a Receivables Subsidiary).

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

“Receivables Subsidiary” means any Subsidiary of Parent formed for the sole purpose of, and that engages only in, the purchase and sale of accounts receivables under one or more Receivables Facilities and other activities reasonably related thereto.

“Record Date” for the interest payable on any applicable Interest Payment Date means January 15 or July 15 (whether or not a Business Day) immediately preceding such Interest Payment Date.

“Refinancing Expenses” means, in connection with any refinancing, replacement, renewal or extension of any Indebtedness, Disqualified Stock or Preferred Stock permitted by this Indenture, the aggregate amount of (1) accrued and unpaid interest in respect of the Indebtedness being refinanced; (2) the aggregate amount of original issue discount on the Indebtedness, Disqualified Stock or Preferred Stock being refinanced; (3) premiums (including tender premiums) and other costs associated with the redemption, repurchase, retirement, discharge or defeasance of the Indebtedness, Disqualified Stock or Preferred Stock being refinanced, and (4) all fees and expenses (including underwriting discounts, commitment, ticking and similar fees, expenses and discounts) associated with the repayment of the Indebtedness, Disqualified Stock or Preferred Stock being refinanced and the incurrence of the Indebtedness, Disqualified Stock or Preferred Stock in connection with such refinancing.

“Regulated Bank” means a commercial bank with a consolidated combined capital surplus of at least $5,000,000,000 that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as applicable.

“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A hereto, as the case may be, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A hereto, as the case may be, bearing the Global Note Legend, the Private Placement Legend and the Regulation S Temporary Global Note Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903.

“Regulation S Temporary Global Note Legend” means the legend set forth in Section 2.06(f)(iii) hereof.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business, provided that any assets received by Parent or a Restricted Subsidiary in exchange for assets transferred by Parent or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Responsible Officer” means, when used with respect to the Trustee, an officer within the corporate trust department of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter relating to this Indenture is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture, and when used with respect to the First Lien Collateral Agent, an officer within the corporate trust department of the First Lien Collateral Agent who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter relating to this Indenture is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Cash” means cash and Cash Equivalents held by Restricted Subsidiaries that is contractually restricted from being distributed to Issuer, except for such restrictions that are contained in agreements governing Indebtedness permitted to be incurred under Section 4.10 hereof and that is secured by such cash or Cash Equivalents.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the period of 40 days after the later of the commencement of the offering of the Notes and the Issue Date.

“Restricted Subsidiary” means, at any time, each direct and indirect Subsidiary of Parent (including any Foreign Subsidiary).

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services, LLC business, or any successor rating agency.

“Sale and Lease-Back Transaction” means any direct or indirect arrangement providing for the leasing or licensing by Parent or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred for value by Parent or such Restricted Subsidiary to a third Person in contemplation of such leasing or licensing.

“Screened Affiliate” means any Affiliate of a Holder (i) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to Parent or its Subsidiaries, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes, and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holders in connection with its investment in the Notes.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Lien” means a Lien that is junior in priority to the First Liens as provided in the Intercreditor Agreement and granted by the Issuer or any Guarantor in favor of the Exchange Notes Collateral Agent pursuant to a Second Lien Security Document, at any time, upon any property of the Issuers or any Guarantor to secure Second Lien Obligations.

“Second Lien Agent” means (i) in the case of Obligations under the Exchange Notes Indenture, the Exchange Notes Collateral Agent and (ii) in the case of any other Additional Second Lien Obligations, the collateral agent, administrative agent, trustee or other representative (as applicable) under such Additional Second Lien Obligations, named in the applicable joinder to the Intercreditor Agreement, in each case, together with its successors in such capacity.

“Second Lien Debt Documents” means, with respect to any class of Second Lien Obligations, the promissory notes, indentures, credit agreements, loan agreements, security agreements and other operative agreements evidencing or governing such Second Lien Obligations, as the same may be amended supplemented or otherwise modified from time to time.

“Second Lien Obligations” means the Exchange Notes, the Guarantees, the other Exchange Notes Obligations and Additional Second Lien Obligations secured by the Collateral on a pari passu basis (without regard to control or remedies) with the Exchange Notes, provided, that in the case of any Additional Second Lien Obligations, the applicable Second Lien Agent becomes a party to the Intercreditor Agreement.

“Second Lien Security Document” means the security agreement, each joinder agreement required by the security agreement, the mortgages and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements, security deeds, deeds to secure debt, hypothecations, debentures or other instruments or other grants, pledges or transfers for security executed and delivered by the Issuer or any Guarantor creating or perfecting (or purporting to create or perfect) a Lien upon Collateral (including, without limitation, financing statements under the UCC) in favor of the Exchange Notes Collateral Agent on behalf of itself, the trustee under the Exchange Notes Indenture and the holders of the Exchange Notes to secure the Exchange Notes and the guarantees thereof, in each case, as amended, modified, renewed, restated, supplemented or replaced, in whole or in part, from time to time, in accordance with the terms thereof.

“Secured Debt Documents” means the First Lien Debt Documents and the Second Lien Debt Documents.

“Secured Indebtedness” means any Indebtedness of Parent or any of its Restricted Subsidiaries secured by a Lien. For the avoidance of doubt, Attributable Debt will be considered to be secured by the asset that is the subject of the Sale and Lease-Back Transaction.

“Secured Parties” means the Trustee and the First Lien Collateral Agent or holders of First Lien Obligations, the representatives with respect thereto and the successors and assigns of each of the foregoing.

“Securities Account Control Agreement” means a springing account control agreement (in form and substance reasonably satisfactory to the First Lien Collateral Agent) among any Grantor, a securities intermediary holding securities owned by such Grantor or on such Grantor’s behalf, and the First Lien Collateral Agent with respect to control (within the meaning of the New York UCC) of all securities, cash and Cash Equivalents held in a Securities Account maintained by such Grantor with such securities intermediary (it being understood that a Securities Account Control Agreement that purports to impose individual liability on the First Lien Collateral Agent shall not be satisfactory).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means that certain Security Agreement, dated as of the Issue Date, among the Issuer, the Guarantors and the First Lien Collateral Agent.

“Security Documents” means the Security Agreement, each joinder agreement required by the Security Agreement, the Mortgages and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements, security deeds, deeds to secure debt, hypothecations, debentures or other instruments or other grants, pledges or transfers for security executed and delivered by the Issuer or any Guarantor creating or perfecting (or purporting to create or perfect) a Lien upon Collateral (including, without limitation, financing statements under the UCC) in favor of the First Lien Collateral Agent on behalf of itself, the Trustee and the Holders of the Notes to secure the Notes and the Guarantees, in each case, as amended, modified, renewed, restated, supplemented or replaced, in whole or in part, from time to time, in accordance with the terms thereof.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any business conducted or proposed to be conducted by Parent and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“Station” means each radio station and/or FM translator, whether using analog or digital over-the-air or Internet based transmission facilities owned and operated by Issuer or any of its Restricted Subsidiaries, and each radio station and/or FM translator, whether using analog or digital over-the-air or Internet based transmission facilities hereafter acquired by Issuer or any of its Restricted Subsidiaries pursuant to any acquisition permitted by this Indenture, and “Stations” means all such Stations.

“Subordinated Indebtedness” means:

(1) any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and

(2) any Indebtedness of a Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2) any partnership, joint venture, limited liability company or similar entity of which

(x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary Guarantor” means each Restricted Subsidiary that Guarantees the Notes in accordance with the terms of this Indenture.

“Total Assets” means total assets of Parent and its Restricted Subsidiaries on a consolidated basis, shown on the most recent balance sheet of Parent and its Restricted Subsidiaries, determined on a Pro Forma Basis.

“TSA” means that certain Transaction Support Agreement, dated on or about the date hereof, by and among Parent and the Supporting Holders (as defined therein).

“Transactions” means the offers and related transactions described in the Exchange Offering Memorandum.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note, substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors or other governing body of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each remaining scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2) the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

Section 1.02. Other Definitions.

Term	Defined in Section
“Acceptable Commitment”	4.11(b)
“Affiliate Transaction”	4.12(a)
“Applicable Law”	13.16
“Asset Sale Offer”	4.11(c)
“Authentication Order”	2.02
“Change of Control Offer”	4.15(a)
“Change of Control Payment”	4.15(a)
“Change of Control Payment Date”	4.15(a)
“Covenant Defeasance”	8.03
“Covenant Suspension Event”	4.17(a)
“Directing Holder”	6.01(c)
“DTC”	2.03
“Excess Proceeds”	4.11(c)
“incur,” “incurrence”	4.10(a)
“LCT Election”	1.06(a)
“LCT Test Date”	1.06(a)
“Legal Defeasance”	8.02
“Mortgage”	12.08
“Mortgage Policies”	12.08
“Mortgaged Property”	12.08
“Note Register”	2.03
“Noteholder Direction”	6.01(c)
“Offer Amount”	3.09(b)
“Offer Period”	3.09(b)
“Paying Agent”	2.03
“Permitted Indebtedness”	4.10(b)
“Position Representation”	6.01(c)
“Purchase Date”	3.09(b)
“Ratio Debt”	4.10(a)
“Redemption Date”	3.01
“Refunding Capital Stock”	4.07(b)
“Registrar”	2.03

Term	Defined in Section
“Restricted Payments”	4.07(a)
“Reversion Date”	4.17(b)
“Successor Company”	5.01(a)
“Successor Person”	5.01(b)
“Suspended Covenant”	4.17(a)
“Suspension Period”	4.17(b)
“Tax Group”	4.07(b)
“Verification Covenant”	6.01(c)

Section 1.03. [Reserved].

Section 1.04. Rules of Construction.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) words in the singular include the plural, and in the plural include the singular;

(e) references to “shall” and “will” are intended to have the same meaning and shall be interpreted to express a command;

(f) provisions apply to successive events and transactions;

(g) references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(h) unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture;

(i) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;

(j) unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with Parent and its Subsidiaries;

(k) “including” means including without limitation; and

(l) unless expressly set forth herein, all amounts expressed in this Indenture or in the Notes in terms of money refer to the lawful currency of the United States of America.

Section 1.05. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01 hereof) conclusive in favor of the Trustee, the First Lien Collateral Agent and the Issuer, if made in the manner provided in this Section 1.05.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

(e) The Issuer may set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.

(f) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(g) Without limiting the generality of the foregoing, a Holder, including DTC, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and DTC may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such depositary’s standing instructions and customary practices.

(h) The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by DTC entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.

Section 1.06. Measuring Compliance.

(a) When calculating compliance with any LCT Provision, Parent may, at its option (Parent’s election to exercise such option, which may be made at any time, an “LCT Election”), elect that the date of determination for such LCT Provision shall be deemed to be the date the definitive agreement or agreements for such Limited Condition Transaction are entered into (or, if applicable, the date any agreement to repay, repurchase or refinance Indebtedness, Disqualified Stock or Preferred Stock is entered into, the date of any irrevocable notice, which may be conditional, of any repayment, repurchase or refinancing of Indebtedness, Disqualified Stock or Preferred Stock that is given to the holders thereof, or the date of declaration of a Restricted Payment) (the “LCT Test Date”), and if, after giving effect to the Limited Condition Transaction and any actions or transactions related thereto (including, without limitation, acquisitions, Investments, the incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock and the use of proceeds therefrom, the incurrence of Liens and Restricted Payments) on a Pro Forma Basis, Parent or any of its Restricted Subsidiaries would have been permitted to take such actions or consummate such transactions on the relevant LCT Test Date in compliance with such LCT Provision, such LCT Provision shall be deemed to have been complied with (or satisfied) for all purposes under this Indenture (in the case of Indebtedness, for example, whether such Indebtedness is committed, issued or otherwise incurred at the LCT Test Date or at any time thereafter); provided, that compliance with such LCT Provision shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction or any actions or transactions related thereto (including, without limitation, acquisitions, Investments, the incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock and the use of proceeds therefrom, the incurrence of Liens and Restricted Payments).

(b) For the avoidance of doubt, if Parent has made an LCT Election, (1) if any of the LCT Provisions for which compliance was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with as a result of changes in any such ratio, test or basket, including due to changes in currency exchange rates, interest rates, EBITDA, Consolidated Interest Expense, Consolidated Net Income, Consolidated Net Leverage Ratio, Consolidated Net Secured Leverage Ratio, Consolidated Total Net Debt or Total Assets of Parent or the Person subject to such Limited Condition Transaction, such baskets, tests or ratios will not be deemed to have been exceeded or failed to have been complied with as a result of such changes; (2) if any related requirements and conditions (including as to the absence of any continuing Default or Event of Default) for which compliance or satisfaction was determined or tested as of the LCT Test Date would at any time after the LCT Test Date not have been complied with or satisfied (including due to the occurrence or continuation of a Default or Event of Default), such requirements and conditions will not be deemed to have been failed to be complied with or satisfied (and such Default or Event of Default shall be deemed not to have occurred or be continuing); (3) in calculating the availability under any ratio, test or basket in connection with any action or transaction unrelated to such Limited Condition Transaction following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated and the date that the definitive agreement or date for redemption, purchase, repayment or refinancing specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be determined or tested after giving pro forma effect to such Limited Condition Transaction as though such Limited Condition Transaction had occurred on the LCT Test Date and remained outstanding thereafter; (4) if financial statements for one or more subsequent fiscal quarters shall have become available, Parent may elect, in its sole discretion, to re-determine all such baskets, ratios and financial metrics on the basis of such financial statements, in which case such date of redetermination shall thereafter be deemed to be the applicable LCT Test Date for purposes of such baskets, ratios and financial metrics; (5) if any ratios or financial metrics improve or baskets increase as a result of such changes, such improved ratios, financial metrics or baskets may be utilized; and (6) Consolidated Interest Expense will be calculated using an assumed interest rate based on the indicative interest margin (without giving effect to any step-ups) contained in any financing commitment documentation with respect to such Indebtedness or, if no such indicative interest margin exists, as reasonably determined by Issuer or any direct or indirect parent of the Issuer in good faith. In addition, this Indenture will provide that, in connection with a Limited Condition Transaction, compliance with any requirement relating to the absence of a Default or Event of Default may be determined as of the LCT Test Date and not as of any later date as would otherwise be required under this Indenture, except to the extent compliance with the relevant LCT Provision is redetermined as contemplated by clause (4) of the immediately preceding sentence.

(c) To the extent the date of delivery of any document required to be delivered pursuant to any provision of this Indenture falls on a day that is not a Business Day, the applicable date of delivery shall be deemed to be the next succeeding Business Day.

(d) For purposes of determining the maturity date of any Indebtedness, customary bridge loans that are to be extended as, converted into or required to be exchanged for permanent refinancing either automatically or subject to customary conditions (including no payment or bankruptcy event of default) shall be deemed to have the maturity date as so extended, converted or exchanged.

(e) The amount of any Investment outstanding at any time shall be the original amount of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash or Cash Equivalents (or in assets other than cash which have been sold or otherwise disposed of for cash or Cash Equivalents) by Parent or a Restricted Subsidiary in respect of such Investment. If Indebtedness originally incurred or Disqualified Stock or Preferred Stock originally issued or Lien originally incurred in reliance upon a percentage of EBITDA or Total Assets or a ratio-based basket is being refinanced pursuant to a particular basket and such refinancing would cause the maximum amount of Indebtedness, Disqualified Stock or Preferred Stock or Lien thereunder to be exceeded at such time, then such refinancing will nevertheless be permitted thereunder and such additional Indebtedness, Disqualified Stock or Preferred Stock or Lien will be deemed to have been incurred, and permitted to be incurred, under such basket so long as the principal amount or the liquidation preference of such refinancing Indebtedness, Disqualified Stock or Preferred Stock or Lien does not exceed an amount equal to the principal amount or liquidation preference of Indebtedness, Disqualified Stock or Preferred Stock or Lien being refinanced plus Refinancing Expenses in connection with such refinancing.

(f) Notwithstanding anything to the contrary herein, so long as an action was taken (or not taken) in reliance upon a basket or ratio that was calculated or determined in good faith by a responsible financial or accounting officer of the Issuer or any indirect parent of the Issuer based upon financial information available to such officer at such time and such action (or inaction) was permitted hereunder at the time of such calculation or determination, any subsequent restatement, modification or adjustments made to such financial information (including any restatement, modification or adjustment that would have caused such basket or ratio to be exceeded as a result of such action or inaction) shall not result in any Default or Event of Default.

(g) Notwithstanding anything to the contrary herein, in the event an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) is incurred or issued, any Lien is incurred, any Investment or Restricted Payment is made or other transaction is undertaken in reliance on the Consolidated Net Secured Leverage Ratio or Consolidated Net Leverage Ratio, such ratio(s) shall be calculated with respect to such incurrence, issuance or other transaction without giving effect to amounts being utilized under any other basket (other than another basket based on the Consolidated Net Secured Leverage Ratio or Consolidated Net Leverage Ratio) on the same date, and each item of Indebtedness, Disqualified Stock or Preferred Stock that is incurred or issued, each Lien incurred, each Investment or Restricted Payment made and each other transaction undertaken will be deemed to have been incurred, issued, made or taken first, to the extent available, pursuant to the relevant Consolidated Net Secured Leverage Ratio or Consolidated Net Leverage Ratio.

ARTICLE 2

THE NOTES

Section 2.01. Form and Dating; Terms.

(a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of the Trustee’s authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

(b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee as Custodian, in accordance with instructions given by the Holder thereof as required by hereof.

(c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee as Custodian, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. Upon the expiry of the Restricted Period, beneficial interests in each Regulation S Temporary Global Note shall be exchanged for beneficial interests in a Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of a Regulation S Permanent Global Note, the Trustee shall cancel the corresponding Regulation S Temporary Global Note. The aggregate principal amount of a Regulation S Temporary Global Note and a Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(d) Terms. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be subject to repurchase by the Issuer pursuant to an Asset Sale Offer as provided in Section 4.11 hereof or a Change of Control Offer as provided in Section 4.15 hereof. The Notes shall not be redeemable, other than as provided in Article 3.

(e) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02. Execution and Authentication.

At least one Officer of the Issuer shall execute the Notes by manual, facsimile or other electronic signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A attached hereto, as the case may be, by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

On the Issue Date, the Trustee shall, upon receipt of an Issuer Order (an “Authentication Order”), authenticate and deliver the Notes.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

Section 2.03. Registrar and Paying Agent.

The Issuer shall maintain (i) an office or agency in the United States where the Notes may be presented for registration of transfer or for exchange (“Registrar”) and (ii) an office or agency in United States where Notes may be presented for payment (the “Paying Agent”). The Registrar shall maintain a register reflecting ownership of the Notes outstanding from time to time (“Note Register”) and shall make payments on and facilitate transfer of Notes on behalf of the Issuer. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar. The term “Paying Agent” includes any additional paying agents. The Issuer initially appoints the Trustee as (i) Registrar and Paying Agent and (ii) the Custodian with respect to the Global Notes. The Issuer may change the Paying Agents or the Registrars without prior notice to the Holders. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as a Paying Agent or a Registrar. All Agents appointed under this Indenture shall be appointed pursuant to agency agreements among the Issuer, the Trustee and the Agent, as applicable.

The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

Section 2.04. Paying Agent to Hold Money in Trust.

The Issuer shall require the Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee in writing of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or one of its respective Subsidiaries) shall have no further liability for the money. If the Issuer or one of its respective Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05. Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.06. Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor thereto or a nominee of such successor. A beneficial interest in a Global Note shall be exchangeable for a Definitive Note if (A) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Note and a successor Depositary is not appointed by the Issuer within 90 days of such notice or (B) in the case of any Global Note, there shall have occurred and be continuing an Event of Default with respect to such Global Note and the Depositary has requested the issuance of Definitive Notes. Upon the occurrence of any of the preceding events in clause (A) or (B) above, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in clause (A) or (B) above and pursuant to Section 2.06(c) hereof. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in Global Notes shall be transferred or exchanged for beneficial interests in Global Notes only pursuant to this clause (b). Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) hereof, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in clause (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in a Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) hereof and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; or

(B) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) hereof and the Registrar receives the following:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, if the Registrar or the Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this Section 2.06(b)(iv) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this Section 2.06(b)(iv).

(v) Transfer and Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note Prohibited. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes. Beneficial interests in Global Notes shall be exchanged for Definitive Notes only pursuant to this clause (c):

(i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in clause (A) or (B) of Section 2.06(a) hereof, subject to satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof and receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to Parent or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof, or

(F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuer shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in a Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) of the Securities Act.

(iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in clause (A) or (B) of Section 2.06(a) hereof and satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof and if the Registrar receives the following:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, if the Registrar or the Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in clause (A) or (B) of Section 2.06(a) hereof and satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuer shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests. Restricted Definitive Notes shall be exchanged for beneficial interests in Restricted Global Notes only pursuant to this clause (d):

(i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to Parent or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof, or

(F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note, and in the case of clause (C) above, the applicable Regulation S Global Note.

(ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(B) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, if the Registrar or the Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Definitive Notes shall be exchanged for Definitive Notes only pursuant to this clause (e). Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):

(i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904 then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof, if applicable.

(ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(B) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, if the Registrar or the Issuer so requests, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(i) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES

ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(g) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(iii) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).”

(g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(ii) A Holder may transfer or exchange Notes in accordance with this Indenture. The Registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes.

(iii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but Holders shall pay all taxes due on transfer (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, 3.09, 4.11, 4.15, and 9.04 hereof).

(iv) Neither the Registrar nor the Issuer shall be required to register the transfer of or exchange any Note selected for redemption.

(v) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(vi) The Issuer shall not be required (A) to issue, register the transfer of or exchange any Note for a period of 15 days before the mailing, or electronic delivery, of a notice of redemption of the Notes to be redeemed, (B) to transfer or exchange any Note selected for redemption, (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date or (D) to register the transfer of or to exchange any Notes selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Asset Sale Offer.

(vii) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(viii) Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 4.02 hereof, the Issuer shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(ix) At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02 hereof.

(x) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(xi) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Notes) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(xii) Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary. The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption or purchase) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee and the First Lien Collateral Agent may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

Section 2.07. Replacement Notes.

If any mutilated Note is surrendered to the Trustee, the Registrar or the Issuer, and the Issuer and the Trustee receive evidence to their satisfaction of the ownership and destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge for its expenses (including the expenses of the Trustee) in replacing a Note.

Every replacement Note is a contractual obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08. Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer, a Subsidiary of the Issuer or an Affiliate of any of the foregoing) holds, on a Redemption Date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09. Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, or by any Affiliate of the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Upon request of the Trustee, the Issuer shall promptly furnish to the Trustee an Officer’s Certificate listing and identifying all Notes, if any, known by the Issuer to be owned or held by or for the account of any of the above-described persons, and the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 2.10. Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate Definitive Notes in exchange for temporary Notes.

Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.11. Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Notes (subject to the record retention requirement of the Exchange Act) in accordance with its customary procedures. Certification of the disposal of all cancelled Notes shall be delivered to the Issuer upon its written request. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12. Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest to the Persons who are Holders of Notes on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuer shall notify the Holders (and the Trustee) in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee, an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee, for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Issuer shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than ten (10) days prior to the related payment date for such defaulted interest. The Issuer shall notify the Trustee of such special record date promptly, and in any event at least 20 days before such special record date. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee, in the name and at the expense of the Issuer) shall mail or cause to be mailed, first-class postage prepaid, to each Holder a notice at his or her address as it appears in the Note Register that states the special record date, the related payment date and the amount of such interest to be paid.

Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.13. CUSIP/ISIN Numbers.

The Issuer in issuing the Notes may use CUSIP or ISIN numbers, as applicable, (if then generally in use) and, if so, the Trustee shall use CUSIP or ISIN numbers, as applicable, in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will as promptly as practicable notify the Trustee in writing of any change in the CUSIP or ISIN Code numbers, as applicable.

ARTICLE 3

REDEMPTION

Section 3.01. Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to Section 3.07 hereof, it shall furnish to the Trustee, at least two (2) Business Days in the case of Global Notes and five (5) Business Days in the case of Definitive Notes (unless a shorter period shall be agreed to by the Trustee) before notice of redemption is mailed or caused to be mailed to the applicable Holders pursuant to Section 3.03 hereof, an Officer’s Certificate setting forth (i) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (ii) the date of redemption (the “Redemption Date”), (iii) the principal amount of the Notes to be redeemed and (iv) the redemption price.

Section 3.02. Selection of Notes to Be Redeemed or Purchased.

If the Issuer is redeeming or purchasing pursuant to Section 4.11 or 4.15 hereof less than all of the Notes at any time, the Trustee shall select the Notes to be redeemed or purchased (a) on a pro rata basis to the extent practicable or (b) by lot or such other similar method in accordance with the procedures of DTC; provided that no Notes of $2,000 or less shall be redeemed or repurchased in part. In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 10 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in minimum principal amounts of $2,000 or whole multiples of $1,000 in excess thereof; no Notes of $2,000 or less can be redeemed in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03. Notice of Purchase or Redemption.

Subject to Section 3.09 and Section 4.18 hereof, the Issuer shall mail or cause to be mailed by first-class mail, postage prepaid, or delivered electronically if the Notes are held at DTC, notices of purchase or redemption at least 10 but not more than 60 days before the purchase date or Redemption Date to each Holder of Notes to be redeemed at such Holder’s registered address, with a copy to the Trustee, except that redemption notices may be mailed, or delivered electronically if the Notes are held at DTC, more than 60 days prior to a purchase date or Redemption Date if the notice is issued in connection with Article 8 or Article 11 hereof.

The notice shall identify the Notes (including the CUSIP or ISIN number) to be purchased or redeemed and shall state:

(a) the purchase date or Redemption Date;

(b) the purchase or redemption price;

(c) if any Note is to be purchased or redeemed in part only, the portion of the principal amount of that Note that has been or is to be purchased or redeemed and that, after the purchase date or Redemption Date upon surrender of such Note, the Issuer will issue a new Note or Notes in principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note;

(d) the name and address of the Paying Agent;

(e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f) that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the purchase date or Redemption Date;

(g) the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for purchase or redemption are being redeemed;

(h) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, as applicable, if any, listed in such notice or printed on the Notes; and

(i) any condition to such redemption.

At the Issuer’s request, the Trustee shall give the notice of purchase or redemption in the Issuer’s name and at its expense; provided that the Issuer shall have delivered to the Trustee, at least two (2) Business Days in the case of Global Notes and five (5) Business Days in the case of Definitive Notes before notice of purchase or redemption is required to be mailed or caused to be mailed, or delivered electronically if the Notes are held at DTC, to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04. Effect of Notice of Redemption.

Once notice of redemption is mailed, or delivered electronically if the Notes are held at DTC, in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date (except as provided for in Paragraph 5(c) and 5(g) of the applicable Note) at the redemption price. The notice, if mailed or electronically delivered in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05 hereof, on and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption.

Section 3.05. Deposit of Redemption or Purchase Price.

Prior to 12:00 p.m. (New York City time) on the Redemption Date or purchase date, the Issuer shall deposit with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date. The Paying Agent shall promptly return to the Issuer any money deposited with the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.

If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the redemption or purchase date shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06. Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuer shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same indebtedness to the extent not redeemed or purchased; provided that each new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

Section 3.07. Optional Redemption.

The Notes may be redeemed, at any time in whole, or from time to time in part, subject to the conditions set forth in Paragraph 5 of the form of Notes set forth in Exhibit A hereto, which are hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest, if any, to the Redemption Date.

Section 3.08. Mandatory Redemption.

The Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09. Offers to Repurchase by Application of Excess Proceeds.

(a) In the event that, pursuant to Section 4.11 hereof, the Issuer shall be required to commence an Asset Sale Offer, it shall follow the procedures specified below.

(b) The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuer shall apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and, if required by the terms of any Additional First Lien Obligations, such Additional First Lien Obligations (on a pro rata basis, if applicable), or, if less than the Offer Amount has been tendered, all Notes and Additional First Lien Obligations tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

(c) If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, up to but excluding the Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

(d) Upon the commencement of an Asset Sale Offer, the Issuer shall send, by first-class mail, or deliver electronically if the Notes are held at DTC, a notice to each of the Holders, with a copy to the Trustee and Agents. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

(i) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.11 hereof and the length of time the Asset Sale Offer shall remain open;

(ii) the Offer Amount, the purchase price and the Purchase Date;

(iii) that any Note not properly tendered or accepted for payment shall continue to accrue interest;

(iv) that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest on and after the Purchase Date;

(v) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000;

(vi) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Note completed, or transfer by book-entry transfer, to the Issuer, the Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(vii) that Holders shall be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receive, not later than the expiration of the Offer Period, a facsimile transmission or letter or, in the case of global notes, notice through the Depositary’s system, setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(viii) that, if the aggregate principal amount of Notes or First Lien Obligations surrendered by the Holders thereof exceeds the Offer Amount, the Issuer shall select the Notes and the Issuer or the agent for such First Lien Obligations shall select such First Lien Obligations to be purchased (a) on a pro rata basis based on the amount (determined as set forth above) of the Notes and such First Lien Obligations tendered or (b) by lot or such similar method in accordance with the procedures of DTC; provided that no notes of $2,000 or less shall be repurchased in part; and

(ix) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) representing the same indebtedness to the extent not repurchased.

(e) On or before the Purchase Date, the Issuer shall, to the extent lawful, (1) accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof validly tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered and (2) deliver or cause to be delivered to the Trustee for cancellation the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof so tendered.

(f) The Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes properly tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, shall authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate and mail or deliver such new Note) in a principal amount equal to any unpurchased portion of the Note surrendered representing the same indebtedness to the extent not repurchased; provided, that each such new Note shall be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer shall publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Purchase Date.

Other than as specifically provided in this Section 3.09 or Section 4.11 hereof, any purchase pursuant to this Section 3.09 shall be made pursuant to the applicable provisions of Sections 3.01 through 3.06 hereof.

Section 3.10. Additional Redemptions and Repurchases.

At any time, in connection with any tender offer or other offer to purchase the Notes (including pursuant to a Change of Control Offer or Asset Sale Offer), if not less than 90.0% in aggregate principal amount of the outstanding Notes are purchased by the Issuer, or, in the case of a Change of Control Offer, any third party purchasing or acquiring Notes in lieu of the Issuer, the Issuer or such third party will have the right, upon notice as described in Section 3.03, to redeem the Notes of such series that remain outstanding following such purchase at the price paid to holders in such purchase, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the Redemption Date).

ARTICLE 4

COVENANTS

Section 4.01. Payment of Notes.

The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary, holds as of 12:00 P.M. (New York City time) on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

The Issuer shall pay interest (including post-petition interest in any proceeding under any Debtor Relief Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Debtor Relief Law) on overdue installments of interest at the same rate to the extent lawful.

To the extent that any Existing Notes remain outstanding on November 3, 2025, the Notes will mature on November 3, 2025 and the outstanding principal amount of, and all accrued and unpaid interest with respect to, all Notes will become payable on such date (the “Springing Maturity Condition”). The Issuer shall cause notice of the occurrence of the Springing Maturity Condition to be delivered to the Trustee and the Holders of the Notes upon the occurrence of the Springing Maturity Condition, and in advance of making the payment on the Notes on the new maturity date. The Trustee shall have no duty to monitor the conditions giving rise to, or independently determine or verify whether the Springing Maturity Condition has occurred. The Trustee shall have no liability to the Issuer, any Holder or any other Person for any delays caused by allocation of any maturity date payment in the absence of timely notice delivered in accordance with the Trustee and the Depositary’s procedures.

Section 4.02. Maintenance of Office or Agency.

The Issuer shall maintain the office or agency required under Section 2.03 hereof (which may be an office of the Trustee or an Affiliate of the Trustee) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency required under Section 2.03 hereof. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03 hereof; provided that no office of the Trustee shall be an office or agency of the Issuer for the purpose of effecting service of legal process on the Issuer or any Guarantor.

Section 4.03. Reports and Other Information.

Parent shall file with the SEC, or make available on its website (which may be on a non-public, password-protected website maintained by Parent or any Restricted Subsidiary to which access will be given to Holders, prospective investors in the Notes and securities analysts and market making financial institutions that are reasonably satisfactory to Parent), from and after the Issue Date,

(1) within the time period (including any applicable grace period) then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2) within the time period (including any applicable grace period) then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-Q by a non-accelerated filer, for each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form; and

(3) within the time period (including any applicable grace period) then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 8-K, after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form;

in each case, in a manner that complies in all material respects with the requirements specified in such form; provided that in the case of the foregoing clauses (1) and (2), such information will only be required to be provided to the extent similar information is included or incorporated by reference in the Exchange Offering Memorandum.

The filing requirements set forth above for the applicable period may also be satisfied by Parent (i) by the filing (including prior to the Issue Date) with the SEC of a shelf registration statement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act, or (ii) with respect to its reporting obligations pursuant to clauses (1) and (2) above, by including in a registration statement filed with the SEC quarterly or annual updates, as applicable, to the applicable disclosures set forth therein and without otherwise satisfying the requirements of Form 10-K or 10-Q; provided that, except as set forth in the immediately preceding clause (ii) with respect to scope of disclosure, this paragraph shall not supersede or in any manner suspend or delay the Issuer’s reporting obligations, or the time periods required therefor, set forth above.

In addition, to the extent not satisfied by the foregoing, Parent agrees that, for so long as any Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

So long as Notes are outstanding the Parent will also:

(a) promptly after filing or otherwise delivering to the Trustee the annual and quarterly reports required by clauses (1) and (2) of the first paragraph of this Section 4.03, hold a conference call to discuss such reports and the results of operations for the relevant reporting period (which conference call, for the avoidance of doubt, may be held prior to such time that the annual or quarterly information and reports required by the first paragraph of this covenant are filed or otherwise furnished to Holders); and

(b) announce by press release or post to the website of the Parent or any Restricted Subsidiary or on a non-public, password-protected website maintained by Parent, any Restricted Subsidiary or a third party, which may require a confidentiality acknowledgment (but not restrict the recipients of such information from trading securities of Parent or its respective affiliates), prior to the date of the conference call required to be held in accordance with clause (a) of this paragraph, the time and date of such conference call and either all information necessary to access the call or informing holders of Notes, bona fide prospective investors in the Notes, bona fide market makers in the Notes and bona fide securities analysts (to the extent providing analysis of an investment in the Notes) how they can obtain such information, including, without limitation, the applicable password or other login information;

provided that, for the avoidance of doubt, Parent will be deemed to have satisfied the requirements of clause (a) of this paragraph if Parent holds a public earnings call to discuss such reports and the results of operations for the relevant reporting period and will be deemed to have satisfied the requirements of clause (b) of this paragraph if Parent announces any public earnings call on Form 8-K.

Any person who requests or accesses such financial information or seeks to participate in any conference calls required by this Section 4.03 will be required to provide its email address, employer name and other information reasonably requested by the Issuer and represent to the Issuer (to the Issuer’s reasonable good faith satisfaction) that:

(1) it is a Holder of the Notes, a beneficial owner of the Notes, a bona fide prospective investor in the Notes, a bona fide market maker in the Notes or a bona fide securities analyst providing an analysis of investment in the Notes;

(2) it will not use the information in violation of applicable securities laws or regulations;

(3) it will keep such provided information confidential and will not communicate the information to any Person; and

(4) it (a) will not use such information in any manner intended to compete with the business of Parent and its Subsidiaries and (b) is not a Person (which includes such Person’s Affiliates) that (i) is principally engaged in a Similar Business or (ii) derives a significant portion of its revenues from operating or owning a Similar Business.

Notwithstanding anything herein to the contrary, any failure to comply with this Section 4.03 and any Default or Event of Default resulting from such non-compliance shall be automatically cured when Parent, as the case may be, makes available all required reports to the Holders of the Notes.

The Trustee shall have no responsibility whatsoever to determine whether such filing or any other filing described below has occurred. Delivery of reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of the covenants under this Indenture (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate).

Section 4.04. Compliance Certificate.

(a) The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year ending after the Issue Date, an Officer’s Certificate stating that a review of the activities of the Issuer and the Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Issuer has kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred and is continuing, describing all such Defaults of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto).

(b) The Issuer shall, within ten (10) Business Days after becoming aware of any Default, deliver to the Trustee by registered or certified mail or by facsimile or other electronic transmission an Officer’s Certificate specifying such Default and what action the Issuer is taking or proposes to take with respect thereto. The Trustee will not be deemed to have knowledge of any Defaults or Events of Default unless written notice of an event, which is in fact a Default, has been delivered to the Trustee at its office specified in this Indenture and such notice references the Notes and this Indenture and states at that is a “Notice of Default.”.

Section 4.05. Taxes.

The Issuer shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06. Stay, Extension and Usury Laws.

The Issuer and each of the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07. Limitation on Restricted Payments.

(a) (1) Parent shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(I) declare or pay any dividend or make any payment or distribution on account of Parent’s or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

(A) dividends or distributions payable by Parent in Equity Interests (other than Disqualified Stock) of Parent; or

(B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, Parent or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(II) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Parent, including in connection with any merger or consolidation;

(III) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness or any Indebtedness secured by Liens that are junior to the Liens securing the Notes or any Guarantee, in each case other than the payment, redemption, repurchase, defeasance, acquisition or retirement of Indebtedness permitted under clause (7) or (8) of Section 4.10(b) hereof; or

(IV) make any Restricted Investment;

(all such payments and other actions set forth in clauses (I) through (IV) above being collectively referred to as “Restricted Payments”).

(b) Section 4.07(a) hereof shall not prohibit:

(1) the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or the giving of such irrevocable notice, as applicable, if at the date of declaration or the giving of such notice such payment would have complied with the provisions of this Indenture;

(2) the redemption, repurchase, retirement or other acquisition of any Equity Interests of Parent, or of Subordinated Indebtedness of Parent, the Issuer or any Subsidiary Guarantor, in exchange for, or out of the proceeds of the substantially concurrent issuance or sale (other than to a Restricted Subsidiary or to an employee stock ownership plan or any trust established by the Issuer) of, Equity Interests of the Parent (other than Disqualified Stock) (collectively, the “Refunding Capital Stock”);

(3) the purchase, redemption, defeasance, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuer or a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent incurrence of, new Indebtedness of the Issuer or a Guarantor, as the case may be, which is incurred in compliance with Section 4.10 hereof as Refinancing Indebtedness:

(4) a Restricted Payment in the ordinary course of business and consistent with past practice to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of Parent held by any future, present or former employee, director or consultant of the Parent or any of its Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $1.0 million (with unused amounts in any calendar year being carried over for one additional calendar year); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Parent to members of management, directors or consultants of Parent or any of its Subsidiaries that occurs after the Issue Date; plus

(b) the cash proceeds of key man life insurance policies received by the Parent or any of its Restricted Subsidiaries after the Issue Date; less

(c) the amount of any Restricted Payments previously made with the cash proceeds described in clause (a) or (b) of this clause (4);

and provided further that cancellation of Indebtedness owing to the Parent or any Restricted Subsidiary from members of management of the Parent or any Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Parent will not be deemed to constitute a Restricted Payment for purposes of this Section 4.07 or any other provision of this Indenture;

(5) repurchases of Equity Interests deemed to occur (i) upon exercise of stock options, stock appreciation rights or warrants if such Equity Interests represent a portion of the exercise price of such options, stock appreciation rights or warrants or (ii) for purposes of satisfying any required tax withholding obligation upon the exercise or vesting of a grant or award that was granted or awarded to an employee;

(6) [Reserved];

(7) distributions or payments of Receivables Fees;

(8) any Restricted Payment in respect of the Existing Notes or otherwise described in “Use of Proceeds” in the Exchange Offer Memorandum;

(9) the repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under Section 4.11 and Section 4.15 hereof; provided that prior to any such repurchase, redemption, defeasance or other acquisition or retirement for value, all Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(10) the repurchase, redemption or other acquisition for value of Equity Interests of Parent or the Issuer deemed to occur in connection with paying cash in lieu of fractional shares of such Equity Interests in connection with a share dividend, distribution, share split, reverse share split, merger, consolidation, amalgamation or other business combination of Parent, the Issuer or their Subsidiaries, in each case, permitted under this Indenture;

(11) [Reserved];

(12) for any taxable period in which the taxable income of the Parent and/or any of its Subsidiaries is included in a consolidated, combined or similar income tax group of which a direct or indirect parent of the Parent is the common parent (a “Tax Group”), an amount not to exceed the tax liabilities that the Parent and the applicable Subsidiaries, in the aggregate, would have been required to pay with respect to such taxable income if such entities were a standalone group of corporations separate from such Tax Group; provided that if the Parent or any Subsidiary pays any portion of such tax liabilities directly to any taxing authority, a Restricted Payment in duplication of such amount shall not be permitted to be made pursuant to this clause (12);

(13) the declaration and payment of distributions or dividends, as applicable, by Parent or its Restricted Subsidiaries to, or the making of loans to, any direct or indirect parent, in amounts required for any such direct or indirect parents to, in each case without duplication,

(a) pay franchise taxes and other fees, taxes and expenses required to maintain their corporate existence;

(b) pay salary, bonus, customary indemnification obligations and customary other benefits payable to directors, officers and employees of any direct or indirect parent company of Parent;

(c) pay general corporate operating and overhead costs and expenses of any direct or indirect parent company of Parent;

(d) pay fees and expenses other than to Affiliates of the Issuer related to any equity or debt offering or other financing transaction of such parent entity;

(e) make payments for the benefit of any direct or indirect parent company of Parent to the extent such payments could have been made by Parent or any of its Restricted Subsidiaries because such payments (x) would not otherwise be Restricted Payments and (y) would be permitted by Section 4.12 (in each case, and, notwithstanding clauses (x) and (y), including payments in respect of overhead of such parent company, including, without limitation, legal, accounting and professional fees, and fees and expenses in connection with its ownership of Parent and its Subsidiaries); and

(f) make Restricted Payments to any direct or indirect parent of Parent to finance, or to any direct or indirect parent of Parent for the purpose of paying to any other direct or indirect parent of Parent to finance, any Investment that, if consummated by Parent or any Restricted Subsidiary, would be a Permitted Investment; provided that (a) such Restricted Payment is made substantially concurrently with the closing of such Investment and (b) substantially concurrently with the closing thereof, such direct or indirect parent of Parent causes (i) all property acquired in such Investment (whether assets or Equity Interests) to be contributed to Parent or any Restricted Subsidiary or (ii) any Person (x) acquired in such acquisition or Investment or (y) formed for purposes of consummating such acquisition or Investment to be merged, consolidated or amalgamated (to the extent permitted by Section 5.01) with and into Parent or any Restricted Subsidiary in accordance with the requirements of Section 4.09;

(14) the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of Parent or any Restricted Subsidiary or Preferred Stock of any Restricted Subsidiaries issued or incurred in accordance with Section 4.10 hereof;

(15) payments of cash, or dividends, distributions or advances by Parent or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of any such Person;

(16) mandatory redemptions or repurchases of Disqualified Stock the issuance of which itself constituted a Restricted Payment or Permitted Investment otherwise permissible hereunder; and

(17) repurchases, redemptions and other acquisitions of Exchange Notes and Additional Second Lien Obligations with Retained Declined Proceeds as permitted in Section 4.11 hereof.

(c) As of the Issue Date, all of Parent’s Subsidiaries will be Restricted Subsidiaries. Every Subsidiary of the Issuer formed or acquired after the Issue Date will be a Restricted Subsidiary.

(d) For purposes of this Section 4.07 described above and the definition of “Permitted Investment”, if any Investment or Restricted Payment (or a portion thereof) would be permitted pursuant to one or more provisions described above and/or one or more of the exceptions contained in the definition of “Permitted Investments,” Parent may divide and classify such Investment or Restricted Payment (or a portion thereof) in any manner that complies with this Section 4.07; provided that once any such Investment or Restricted Payment is divided or classified, no portion of such divided or classified Investment or Restricted Payment may be redivided or reclassified.

Section 4.08. Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) Parent shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1) (A) pay dividends or make any other distributions to Parent or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(B) pay any Indebtedness owed to Parent or any of its Restricted Subsidiaries;

(2) make loans or advances to Parent or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to Parent or any of its Restricted Subsidiaries.

(b) The restrictions in Section 4.08(a) hereof shall not apply to encumbrances or restrictions existing under or by reason of:

(1) contractual encumbrances or restrictions (i) in effect on the Issue Date, (ii) pursuant to or in accordance with the Intercreditor Agreement, (iii) pursuant to related Hedging Obligations and (iv) pursuant to the Exchange Notes;

(2) (i) this Indenture, the Notes and the Guarantees and (ii) any agreement governing Indebtedness permitted to be incurred pursuant Section 4.10 hereof; provided, that the provisions relating to restrictions of the type described in clauses (1) through (3) of Section 4.08(a) hereof contained in such agreement, taken as a whole, either (x) are not materially more restrictive than the provisions contained in this Indenture or (y) will not affect in any material respect the ability of the Issuer to make principal and interest payments on the Notes as determined by Parent in good faith;

(3) purchase money obligations and Financing Lease Obligations, in each case permitted to be incurred under this Indenture, that impose restrictions of the nature discussed in clause (3) of Section 4.08(a) hereof on the property so acquired or leased;

(4) applicable law or any applicable rule, regulation or order;

(5) any agreement or other instrument of a Person acquired by or merged or consolidated with or into Parent or any of its Restricted Subsidiaries in existence at the time of such transaction (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(6) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of Parent, that impose restrictions solely on the assets to be sold;

(7) Secured Indebtedness otherwise permitted to be incurred pursuant to Section 4.10 hereof and Section 4.13 hereof that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(8) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(9) other Indebtedness, Disqualified Stock or Preferred Stock of Non-Guarantor Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to Section 4.10 hereof;

(10) customary provisions in joint venture agreements or arrangements and other similar agreements or arrangements relating solely to such joint venture, including the interests therein;

(11) customary provisions contained in leases, sub-leases, licenses or sub-licenses and other agreements, in each case, entered into in the ordinary course of business;

(12) any encumbrances or restrictions of the type referred to in clause (1), (2) or (3) of Section 4.08(a) hereof imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in any of clauses (1) through (11) of this Section 4.08(b); provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings, in the good faith judgment of Parent or any direct or indirect parent of the Parent, either (x) are no more restrictive in any material respect with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing or (y) will not affect in any material respect the ability of the Issuer to make principal and interest payments on the Notes; and

(13) restrictions created in connection with any Receivables Facility that, in the good faith determination of Parent, are necessary or advisable to effect such Receivables Facility; provided that such restrictions apply only to the applicable Receivables Subsidiary.

Section 4.09. Additional Subsidiary Guarantees.

Each of Parent’s Restricted Subsidiaries (other than the Issuer and any Excluded Subsidiary) will initially Guarantee the Notes. If after the Issue Date (x) Parent, the Issuer or any Restricted Subsidiary forms, acquires or redesignates any Restricted Subsidiary that is not an Excluded Subsidiary, (y) any Restricted Subsidiary that was an Excluded Subsidiary ceases to be an Excluded Subsidiary, or (z) any Restricted Subsidiary guarantees the Exchange Notes or any Refinancing Indebtedness with respect thereto, then such Restricted Subsidiary must (a) become a Subsidiary Guarantor pursuant to a supplemental indenture, and execute and deliver joinders to the Intercreditor Agreement and the Security Agreement, in each case within 10 Business Days of the date on which such Restricted Subsidiary first guarantees such Indebtedness and (b) within 10 days (or with respect to mortgages 150 days or with respect to deposit account control agreements, within 30 days) or such later date as the First Lien Collateral Agent may agree (acting at the direction of Holders of a majority of the Notes). Notwithstanding any of the foregoing to the contrary, in no event will (i) any CFC, (ii) any CFC Holdco, or (iii) any direct or indirect Subsidiary of a CFC or any CFC Holdco be required to Guarantee the Notes unless any such entity guarantees the Exchange Notes or any Refinancing Indebtedness with respect thereto. Parent may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Subsidiary Guarantor to become a Subsidiary Guarantor. Notwithstanding the foregoing, Opinions of Counsel will not be required in connection with the addition of new Subsidiary Guarantors or in connection with such Subsidiary Guarantors entering into the Security Documents or to vest in the First Lien Collateral Agent a perfected security interest in such after-acquired collateral.

Section 4.10. Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a) Parent shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently, or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and Parent shall not issue any shares of Disqualified Stock and shall not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock.

(b) The provisions of Section 4.10(a) hereof shall not apply to (the following collectively referred to as “Permitted Indebtedness”):

(1) [Reserved];

(2) the incurrence by the Issuer and any Guarantor of Indebtedness represented by (i) the Notes (including any Guarantee) and (ii) the Exchange Notes including any guarantee thereof in an aggregate principal amount outstanding on the Issue Date, as such amount is reduced pursuant to repayment, repurchase or otherwise, in each case after the Issue Date;

(3) Indebtedness of Parent and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clause (2) of this Section 4.10(b));

(4) Indebtedness (including Financing Lease Obligations and Attributable Debt), Disqualified Stock and Preferred Stock incurred or issued by Parent or any of its Restricted Subsidiaries to finance the purchase, lease, construction or improvement of property (real or personal) or equipment, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets or incurred in connection with a Sale and Lease-Back Transaction, and any Indebtedness incurred to refinance any such Indebtedness, in an aggregate principal amount or liquidation preference which, when aggregated with the principal amount of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding under this clause (4) does not exceed $10.0 million determined at the time of incurrence pursuant to this clause (4);

(5) Indebtedness incurred by Parent or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit, bankers’ acceptances, bank guarantees, warehouse receipts or similar facilities issued or entered into in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, performance or surety bonds, health, disability or other employee benefits, property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance;

(6) Indebtedness arising from agreements of Parent or its Restricted Subsidiaries providing for indemnification, holdback, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(7) Indebtedness of Parent to a Restricted Subsidiary or a Restricted Subsidiary to Parent or another Restricted Subsidiary; provided that any such Indebtedness (other than such as may arise from ordinary course intercompany cash management obligations) owing by the Issuer or a Guarantor to a Non-Guarantor Subsidiary is expressly subordinated in right of payment to the Notes or the applicable Guarantee, as applicable; and provided further that any subsequent issuance or transfer of any Capital Stock or any other event that results in a Restricted Subsidiary to which Parent or another Restricted Subsidiary owes Indebtedness incurred pursuant to this clause (7) ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness by the creditor thereof (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (7);

(8) shares of Preferred Stock of a Restricted Subsidiary issued to Parent or another Restricted Subsidiary, provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in such Preferred Stock being beneficially owned by a Person other than the Issuer or any Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to Parent or another of its Restricted Subsidiaries) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (8);

(9) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes);

(10) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by Parent or any of its Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(11) Indebtedness or Disqualified Stock of Parent and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference that, when aggregated with the outstanding principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (11), does not at any one time outstanding exceed $5.0 million determined at the time of incurrence pursuant to this clause (11);

(12) the incurrence by Parent or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund or refinance:

(a) any Indebtedness, Disqualified Stock or Preferred Stock incurred or issued as permitted under clause (2)(ii), (3) or (22) of this Section 4.10(b) or subclause (y) of clause (4) or (11) of this Section 4.10(b) (provided that any amounts incurred under this clause (12) as Refinancing Indebtedness of subclause (y) of clause (4) or (11) of this Section 4.10(b) shall reduce the amount available under such subclause (y) of such clause so long as such Refinancing Indebtedness remains outstanding), any Refinancing Indebtedness of clause (22) of this Section 4.10(b) shall reduce the amount available under such clause (22) so long as such Refinancing Indebtedness remains outstanding and any Refinancing Indebtedness of clause (22) must comply with all requirements set forth in the definition of “Junior Capital”, or

(b) any Indebtedness, Disqualified Stock or Preferred Stock incurred or issued to so refund or refinance the Indebtedness, Disqualified Stock or Preferred Stock described in clause (a) of this Section 4.10(b)(12), including, in each case, additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay Refinancing Expenses in connection therewith (collectively, the “Refinancing Indebtedness”); provided, however, that such Refinancing Indebtedness:

(A) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced,

(B) to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated to or pari passu with the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated to or pari passu with, as the case may be, the Notes or the Guarantee on terms as least as favorable (as determined in good faith by Parent) to the Holders as those contained in the documentation governing the Indebtedness being refinanced or refunded, (ii) Indebtedness secured by Collateral, the Liens on Collateral securing such Refinancing Indebtedness have a priority that is equal or junior to the priority of Liens on Collateral securing such Indebtedness or (iii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively,

(C) shall not include:

(i) Indebtedness, Disqualified Stock or Preferred Stock of a Non-Guarantor Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer; or

(ii) Indebtedness, Disqualified Stock or Preferred Stock of a Non-Guarantor Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Guarantor;

(iii) Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Guarantor that, directly or indirectly, refinances Indebtedness, Disqualified Stock or Preferred Stock of a Non-Guarantor Subsidiary; and

(D) [Reserved];

(13) [Reserved];

(14) netting services, overdraft protections, employee credit card programs and automatic clearinghouse arrangements in each case in connection with deposit accounts and Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business; provided that such Indebtedness is extinguished within ten (10) Business Days of notice of its incurrence;

(15) Indebtedness of Parent or any of its Restricted Subsidiaries supported by a letter of credit or bank guarantee issued pursuant to Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit or bank guarantee;

(16) (a) any guarantee by Parent or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of this Indenture, or

(b) any guarantee by Parent or a Restricted Subsidiary of Indebtedness of Parent or a Restricted Subsidiary, so long as the incurrence of such Indebtedness is otherwise permitted under the terms of this Indenture; provided that (i) if such Indebtedness is Subordinated Indebtedness, such guarantee shall also be Subordinated Indebtedness and (ii) to the extent such covenant is applicable as a result of such guarantee, Parent complies with Section 4.09; provided further that if any of the Parent, the Issuer or any Subsidiary Guarantor guarantees Indebtedness of any Non-Guarantor Subsidiary, such guarantee must be permitted pursuant to Section 4.07 hereof;

(17) [Reserved];

(18) Indebtedness of Parent or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements in each case, incurred in the ordinary course of business;

(19) Indebtedness of Parent or any of its Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture in the ordinary course of business;

(20) Indebtedness consisting of Indebtedness issued by Parent or any of its Restricted Subsidiaries to current or former officers, directors and employees of Parent or any of its Subsidiaries, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of Parent to the extent described in clause (4) of Section 4.07(b) hereof;

(21) [Reserved]; and

(22) the incurrence of Junior Capital in an amount not to exceed $40.0 million, so long as the Issuer delivers an Officer’s Certificate to the Trustee certifying compliance with all requirements set forth in the definition of “Junior Capital”, including a calculation in reasonable detail demonstrating compliance with clause (4) of such definition.

(c) For purposes of determining compliance with this Section 4.10, in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of Permitted Indebtedness or is entitled to be incurred pursuant to Section 4.10(a) hereof, Parent, in its sole discretion, will divide and/or classify on the date of incurrence such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses of Section 4.10(b) hereof or in Section 4.10(a) hereof; provided that once any such Indebtedness, Disqualified Stock or Preferred Stock is divided or classified, no portion of such divided or classified Indebtedness, Disqualified Stock or Preferred Stock may be redivided or reclassified.

(d) Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional indebtedness with the same terms, the payment of dividends in the form of additional shares of Disqualified Stock or Preferred Stock, as applicable, of the same class, and accretion of original issue discount or liquidation preference will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 4.10. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 4.10.

(e) For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed or first incurred (whichever is lower), in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. For the avoidance of doubt and notwithstanding any other provision of this Section 4.10, the maximum amount of Indebtedness that may be incurred pursuant to this Section 4.10 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

(f) The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

(g) This Indenture will not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Indebtedness as subordinated or junior to any other Indebtedness merely because it has a junior priority with respect to the same collateral.

All Indebtedness owed by the Issuer or any Guarantor to a Subsidiary of the Issuer that is not a Guarantor (and any Guarantee by the Issuer or any Guarantor of Indebtedness owed to a Subsidiary of the Issuer that is not a Guarantor) shall be unsecured and subordinated to the First Lien Obligations.

Section 4.11. Asset Sales.

(a) Parent shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, unless:

(1) Parent or any such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other person (other than Parent or any of its Restricted Subsidiaries) assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Issuer or any direct or indirect parent of the Issuer) of the assets sold or otherwise disposed of; and

(2) except in the case of a Permitted Asset Swap, (x) in any such Asset Sale with a purchase price in excess $2.0 million at least 90% of the aggregate consideration therefor received by Parent or any such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents and (y) in any such Asset Sale with a purchase price less than or equal to $2.0 million at least 90% of the aggregate consideration therefor, together with all other Asset Sales since the Issue Date (on a cumulative basis), received by Parent or any such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(A) any liabilities (as shown on Parent’s most recent consolidated balance sheet or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on Parent’s consolidated balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by Parent) (other than Contingent Obligations and liabilities that are by their terms subordinated to the Notes or any Guarantee or secured by a Lien junior to the Lien securing the Notes or any Guarantee) that are assumed by the transferee of any such assets (or are otherwise extinguished by the transferee in connection with the transactions relating to such Asset Sale) and for which Parent and all such Restricted Subsidiaries have been released,

(B) any notes or other obligations or securities received by Parent or such Restricted Subsidiary from such transferee that are converted by Parent or such Restricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within 180 days following the closing of such Asset Sale, and

(C) any Designated Non-Cash Consideration received by Parent or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (c) that is at that time outstanding (but less the amount of any cash or Cash Equivalents received in connection with a subsequent sale or conversion of or collection on such Designated Non-Cash Consideration not to exceed $5.0 million, with the fair market value of each item of Designated Non-Cash Consideration being determined in good faith by Parent and measured at the time received and without giving effect to subsequent changes in value), shall be deemed to be cash for purposes of this provision and for no other purpose,

(b) Upon receipt of any Net Proceeds of any Asset Sale, Parent or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

(1) to reduce, redeem or repurchase:

(A) Notes; and/or

(B) Indebtedness (i) of a Non-Guarantor Subsidiary, other than Indebtedness owed to Parent or another Restricted Subsidiary or (ii) that is secured by the assets or property that were the subject of such Asset Sale; provided that such assets or property were owned by a Non-Guarantor Subsidiary; or

(C) solely in the event the Net Proceeds are to be applied to effectuate a Permitted Asset Swap, and an Officer’s Certificate certifying the intent to enter into a Permitted Asset Swap is delivered to the Trustee, to purchase Related Business Assets in order to effectuate such Permitted Asset Swap on or prior to the date that is 180 days after the receipt of such Net Proceeds.

(c) Any Net Proceeds from an Asset Sale that are not invested or applied as provided and within the time period set forth in Section 4.11(b) hereof will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Issuer shall make an offer to all Holders of the Notes (an “Asset Sale Offer”) to purchase the maximum aggregate principal amount of the Notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date, in accordance with the procedures set forth in this Indenture.

(d) The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $5.0 million by electronically delivering or mailing the notice required pursuant to the terms of this Indenture, with a copy to the Trustee.

(e) To the extent that the aggregate principal amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds (any such amount, “Retained Declined Proceeds”) for general corporate purposes, subject to the other covenants contained in this Indenture, which may include the reduction, redemption or repurchase of Exchange Notes and any Additional Second Lien Obligations, but only if made at or above par unless any such Retained Declined Proceeds also constitute “Retained Declined Proceeds” under the Exchange Notes Indenture (and if such obligations are revolving obligations, as long as accompanied by a concurrent, permanent reduction of commitments with respect thereto). If the aggregate amount (determined as above) of Notes surrendered in an Asset Sale Offer exceeds the amount of Excess Proceeds, the Issuer shall select the Notes to be purchased (a) on a pro rata basis based on the amount (determined as set forth above) of the Notes tendered or (b) by lot or such similar method in accordance with the procedures of The Depository Trust Company; provided that no Notes of $2,000 or less shall be repurchased in part. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

(f) Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility, invest such Net Proceeds in Cash Equivalents or, to the extent any Asset Sale generating Net Proceeds is, in the good faith determination of the Company, intended to be applied in a transaction allowable under Section 1031 of the Code (or any comparable or successor provision) pursuant to a Permitted Asset Swap, in any manner permitted or prescribed by Section 1031 under the Code.

(g) The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

(h) The provisions under this Indenture relative to the Issuer’s obligation to make an Asset Sale Offer including definitions related thereto may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

Notwithstanding anything to the contrary, (a) the Issuer shall not, nor shall it permit any Subsidiary to sell, transfer or otherwise dispose of any Material Property (whether pursuant to a sale, lease, license, transfer, investment, restricted payment, dividend or otherwise or relating to the exclusive rights thereto) to any Person that is a Subsidiary that is not a Guarantor, other than Permitted Investments and the grant of a non-exclusive license of intellectual property to any Subsidiary in the ordinary course of business for a bona fide business purpose; and (b) no Person that is a Subsidiary that is not a Guarantor shall own or hold an exclusive license to any Material Property.

Section 4.12. Transactions with Affiliates.

(a) Parent shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Parent (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of (i) individually, $1.0 million and (ii) in the aggregate, $3.0 million, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to Parent or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Parent or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2) any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $5.0 million is approved by the majority of the Board of Directors of Parent.

(b) Section 4.12(a) hereof shall not apply to the following:

(1) transactions between or among Parent or any of its Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of, or in connection with, such transaction, so long as neither such entity nor the selling entity was an Affiliate of Parent or any Restricted Subsidiary prior to such transaction);

(2) Restricted Payments permitted by Section 4.07 and Permitted Investments;

(3) the payment of reasonable and customary fees and compensation paid to, and indemnities and reimbursements and employment and severance arrangements and agreements provided on behalf of, or entered into with, officers, directors, employees or consultants of Parent or any of its Restricted Subsidiaries;

(4) any transaction, contract, agreement, loan, advance or guarantee as in effect as of the Issue Date, including any extension, modification or renewal of any such transaction, contract, agreement, loan, advance or guarantee existing on the Issue Date; provided that the amount of any such transaction, contract, agreement, loan, advance, or guarantee may only be increased as required by the terms of such transaction, contract, agreement, loan, advance or guarantee as in existence on the Issue Date or otherwise as a result of bona fide commercial negotiations in respect thereof so long as any such extension, modification or renewal is on an arm’s-length basis and is not materially adverse to the Holders of the Notes;

(5) the Transactions, in each case as disclosed in the Exchange Offering Memorandum, and the payment of all fees and expenses related to the Transactions;

(6) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to Parent and its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of Parent or the senior management thereof, or are on terms not materially less favorable to Parent or its Restricted Subsidiary than might reasonably have been obtained at such time from an unaffiliated party;

(7) the issuance or transfer of Equity Interests (other than Disqualified Stock) of Parent or the Issuer;

(8) sales of accounts receivable, or participations therein, in connection with any Receivables Facility, the Liens in respect of which were permitted to be incurred pursuant to clause (17) of the definition of “Permitted Liens”;

(9) payments or loans (or cancellation of loans) to employees, directors or consultants of the Parent or any of its Restricted Subsidiaries and employment agreements, benefit plans, equity plans, stock option and stock ownership plans and other similar arrangements with such employees, directors or consultants which, in each case, are approved by Parent or any direct or indirect parent of the Issuer in good faith;

(10) transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business;

(11) transactions in which Parent or any Restricted Subsidiary, as the case may be, deliver to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary of Parent from a financial point of view or meets the requirements of clause (1) of Section 4.12(a) hereof;

(12) the issuances of securities or other payments, loans (or cancellation of loans) awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, benefit plans, equity plans, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of Parent in good faith;

(13) any contribution to the capital of the Issuer (other than in consideration of Disqualified Stock);

(14) [Reserved];

(15) so long as not otherwise prohibited by this Indenture, guarantees of performance granted by Parent or any Restricted Subsidiary in the ordinary course of business, other than guarantees of Indebtedness in respect of borrowed money; and

(16) if such transaction is with a Person in its capacity as a holder (A) of Indebtedness of Parent or any Restricted Subsidiary where there are also non-Affiliate holders of such Indebtedness and such Person is treated no more favorably than the non-Affiliate holders of such Indebtedness or (B) of Equity Interests of Parent or any Restricted Subsidiary where there are also non-Affiliate holders of such Equity Interests and such Person is treated no more favorably than the non-Affiliate holders of such Equity Interests.

Section 4.13. Liens.

Parent shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur or assume any Lien (except Permitted Liens) that secures obligations under any Indebtedness or any related guarantee, on any asset or property of Parent or any Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom; provided, however, that Parent and any Restricted Subsidiary may directly or indirectly create, incur or assume any Lien on assets or property not constituting Collateral if:

(1) in the case of any such Liens (other than Permitted Liens) securing Subordinated Indebtedness, the Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

(2) in all other cases (other than Permitted Liens), the Notes or the Guarantees are equally and ratably secured.

Any Lien created for the benefit of the Holders of the Notes pursuant to the proviso of the immediately preceding sentence shall be deemed automatically and unconditionally released and discharged upon the release and discharge of the applicable Lien described in clauses (1) and (2) of this Section 4.13.

The foregoing shall not apply to Liens securing the Notes and the related Guarantees in an aggregate principal amount outstanding on the Issue Date or the Exchange Notes and the related guarantees in an aggregate principal amount permitted under Section 4.10(b)(2)(ii) and the related guarantees thereof.

For purposes of determining the amount of Indebtedness secured by a Lien, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed or first incurred (whichever is lower), in the case of revolving credit debt; provided that if such Indebtedness is incurred as Refinancing Indebtedness denominated in the same foreign currency, and such incurrence would cause the amount of secured Indebtedness permitted hereunder to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such incurrence, the incurrence of a Lien on such Indebtedness shall not be deemed to have violated this covenant so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. For the avoidance of doubt and notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that may be secured by a Lien pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

Section 4.14. Existence.

Subject to Article 5 hereof, Parent shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its existence, and the existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of Parent or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of Parent and its Restricted Subsidiaries; provided that Parent shall not be required to preserve any such right, license or franchise, or the existence of any of its Restricted Subsidiaries (other than the Issuer), if (a) Parent in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of Parent and its Restricted Subsidiaries, taken as a whole, or (b) the failure to preserve such right, license or franchise, or such existence, is not adverse in any material respect to the Holders of the Notes.

Section 4.15. Offer to Repurchase Upon Change of Control.

(a) If a Change of Control occurs after the Issue Date, unless the Issuer has previously or concurrently mailed, or delivered electronically if the Notes are held at DTC, a redemption notice with respect to all the outstanding Notes as described under Section 3.07 hereof, the Issuer shall make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the right of Holders of the Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date. Within 30 days following any Change of Control, unless the Issuer has previously or concurrently mailed, or delivered electronically if the Notes are held at DTC, a redemption notice with respect to all the outstanding Notes as described under Section 3.07 hereof, the Issuer shall send notice of such Change of Control Offer by first-class mail, or electronic delivery if the Notes are held at DTC, to each Holder of Notes to the address of such Holder appearing in the security register, with a copy to the Trustee, or otherwise in accordance with the procedures of The Depository Trust Company, with the following information:

(1) that a Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2) the purchase price and the purchase date, which will, subject to clause (7) of this Section 4.15(a), be no earlier than 10 days nor later than 60 days from the date such notice is mailed or electronically delivered (the “Change of Control Payment Date”);

(3) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes, provided that the paying agent receives, not later than the expiration time of the Change of Control Offer, notice, facsimile transmission, letter or, in the case of global notes, notice through the depositary’s systems, setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(6) that if the Holders tender less than all of the Notes, the Holders of the remaining Notes will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof;

(7) if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control, and if applicable, shall state that, in the Issuer’s discretion, the Change of Control Payment Date may be delayed until such time as the Change of Control shall occur, or that the repurchase pursuant to such Change of Control Offer may not occur and such notice may be rescinded in the event that the Issuer shall determine that such condition will not be satisfied by the Change of Control Payment Date or by the Change of Control Payment Date as so delayed; and

(8) the other instructions, as determined by the Issuer, consistent with this Section 4.15, that a Holder must follow.

The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue thereof.

(b) On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

(2) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered, and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

(c) Notwithstanding the foregoing, the Issuer shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control.

(d) Notes repurchased by the Issuer pursuant to a Change of Control Offer will have the status of Notes issued but not outstanding or will be retired and canceled at the option of the Issuer. Notes purchased by a third party pursuant to Section 4.15(c) will have the status of Notes issued and outstanding unless transferred to the Issuer. If such Notes are transferred to the Issuer, such Notes will have the status of Notes issued but not outstanding or will be retired and canceled at the option of the Issuer.

(e) Other than as specifically provided in this Section 4.15, any purchase pursuant to this Section 4.15 shall be made pursuant to the provisions of Sections 3.02, 3.05 and 3.06 hereof.

Section 4.16. [Reserved].

Section 4.17. Suspension of Certain Covenants.

(a) During any period of time that: (i) the Notes have Investment Grade Ratings from two of S&P, Moody’s and Fitch and (ii) no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Issuer and its Restricted Subsidiaries shall not be subject to Section 4.07 hereof, Section 4.08 hereof, Section 4.09 hereof, Section 4.10 hereof, Section 4.11 hereof, Section 4.12 hereof, clause (4) of Section 5.01(a) hereof (the “Suspended Covenants”).

(b) If on any date following a Covenant Suspension Event two of S&P, Moody’s and Fitch no longer maintain an Investment Grade Rating for the Notes or two of S&P, Moody’s and Fitch downgrade the rating assigned to the Notes below an Investment Grade Rating (the “Reversion Date”), Parent and the Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants with respect to future events. The period of time beginning on the day of a Covenant Suspension Event and ending on a Reversion Date is referred to herein as a “Suspension Period.”

(c) On each Reversion Date, all Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified as having been incurred or issued pursuant to Section 4.10(a) or Section 4.10(b) hereof (to the extent such Indebtedness or Disqualified Stock or Preferred Stock would be permitted to be incurred or issued thereunder as of the Reversion Date and after giving effect to Indebtedness incurred or issued prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness or Disqualified Stock or Preferred Stock would not be so permitted to be incurred or issued pursuant to Section 4.10(a) or (b) hereof, such Indebtedness or Disqualified Stock or Preferred Stock will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under Section 4.10(b)(3) hereof. Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.07 hereof will be made as though Section 4.07 hereof had been in effect prior to but not during the Suspension Period (other than with respect to clause (3)(a) of Section 4.07(a)). In addition, for purposes of Section 4.12 hereof, all agreements and arrangements entered into by Parent and any Restricted Subsidiary with an Affiliate of Parent during the Suspension Period prior to such Reversion Date will be deemed to have been entered pursuant to clause (4) of Section 4.12(b) and for purposes of Section 4.08, all contracts entered into during the Suspension Period prior to such Reversion Date that contain any of the restrictions contemplated by such covenant will be deemed to have been entered pursuant to clause (1) of Section 4.08(b) No Default or Event of Default shall be deemed to have occurred on the Reversion Date as a result of any actions taken by Parent or its Restricted Subsidiaries during the Suspension Period. For purposes of Section 4.11 hereof, on the Reversion Date, the unutilized Excess Proceeds amount shall be reset to zero.

(d) The Issuer shall deliver promptly to the Trustee an Officer’s Certificate notifying it of any such occurrence under this Section 4.17.

(e) The Trustee shall have no duty to monitor the ratings of the Notes, shall not be deemed to have any knowledge of the ratings of the Notes and shall have no duty to notify the Holders if the Notes achieve Investment Grade Ratings or of the occurrence of a Reversion Date or to independently verify if such events have occurred.

Section 4.18. Excess Cash Flow Offer.

(a) At or prior to each Excess Cash Flow Offer Trigger Date, the Issuer will calculate the amount of Excess Cash Flow and the Excess Cash Flow Offer Amount for the Excess Cash Flow Period with respect to such Excess Cash Flow Offer Trigger Date. Unless the Issuer has exercised its right to redeem all or a portion (equal to or greater than the Excess Cash Flow Offer Amount) of the Notes, including on a conditional basis (provided that, if the conditions are not satisfied within 30 days, the requirement to make an Excess Cash Flow Offer shall be reinstated), as described in Section 3.07, the Issuer will make an offer to all holders of the Notes to purchase the maximum principal amount of Notes that may be purchased out of the Excess Cash Flow Offer Amount (each, an “Excess Cash Flow Offer”); provided that if the Issuer has repurchased and retired, otherwise retired or redeemed any Notes during the Excess Cash Flow Period not funded with the proceeds of long-term debt and except to the extent covered by clause (2)(e) or (f) of the definition of “Excess Cash Flow”, the principal amount of such Notes will reduce the Excess Cash Flow Offer Amount on a dollar-for-dollar basis (the “Reduction Amount”).

(b) For any Excess Cash Flow Period with respect to which the Issuer is required to make an Excess Cash Flow Offer, within 10 days after the relevant Excess Cash Flow Offer Trigger Date, the Issuer will provide a notice setting forth the Excess Cash Flow Offer to each holder at the address appearing in the security register, with a copy to the Trustee, stating:

(1) that an Excess Cash Flow Offer is being made, the maximum aggregate principal amount of Notes that the Issuer may be required to purchase in such offer, and that such holder has the right to require the Issuer to purchase such holders’ Notes (subject to proration) at a purchase price in cash equal to 100% of the principal amount of such Notes plus accrued and unpaid interest, if any, to, but not including, the date of purchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date) (the “Excess Cash Flow Payment”);

(2) the repurchase date (which shall be no earlier than 20 Business Days after such notice is provided and no later than 60 days from the date such notice is provided), pursuant to the procedures required by this Indenture and described in such notice (the “Excess Cash Flow Payment Date”); and

(3) the procedures determined by the Issuer, consistent with this Indenture, that a holder must follow in order to have its Notes repurchased.

(c) On the Excess Cash Flow Payment Date, the Issuer will, to the extent lawful:

(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Excess Cash Flow Offer (subject to proration);

(2) deposit with the paying agent an amount equal to the Excess Cash Flow Payment in respect of all Notes or portions of Notes so accepted for payment; and

(3) deliver, or cause to be delivered by the Trustee, the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

(d) If the aggregate purchase price of the Notes tendered in connection with any Excess Cash Flow Offer exceeds the Excess Cash Flow Offer Amount, the Issuer will select the Notes to be purchased on a pro rata basis but in denominations of $2,000 principal and integral multiples of $1,000 in excess thereof. If the aggregate purchase price of the Notes tendered in connection with any Excess Cash Flow Offer is less than the Excess Cash Flow Amount allotted to their purchase, the Issuer shall be permitted to use the portion of the Excess Cash Flow Amount that is not applied to the purchase of notes in connection with such Excess Cash Flow Offer for any purpose not otherwise prohibited by this Indenture.

(e) The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to an Excess Cash Flow Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

ARTICLE 5

SUCCESSORS

Section 5.01. Merger, Consolidation or Sale of All or Substantially All Assets.

(a) Neither Parent nor the Issuer may consolidate or merge with or into or wind up into (whether or not Parent or the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all its and its Subsidiaries’ assets, taken as a whole (including, in each case, by way of division), in one or more related transactions, to any Person unless:

(1) Parent or the Issuer, as applicable, is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than Parent or the Issuer, as applicable) or the Person to whom such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership (including a limited partnership), trust, limited liability company or similar entity organized or existing under the laws of the United States, any state or commonwealth thereof, the District of Columbia or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”);

(2) the Successor Company, if other than Parent or the Issuer, expressly assumes all the obligations of Parent or the Issuer, as applicable, under this Indenture, the Notes and Security Documents pursuant to a supplemental indenture and/or other joinders or supplements to the Security Documents, documents or instruments executed and delivered by the Trustee and the First Lien Collateral Agent, as applicable;

(3) immediately after such transaction, no Default exists;

(4) on a Pro Forma Basis,

(A) the Consolidated Net Leverage Ratio of the Successor Company, Issuer or Parent, as applicable, on a pro forma basis would be no greater than 5.50 to 1.00, or

(B) the Consolidated Net Leverage Ratio for the Successor Company or Parent, as applicable, and its Restricted Subsidiaries would be less than or equal to such ratio for Parent and its Restricted Subsidiaries immediately prior to such transaction;

(5) if (x) the Issuer consolidates, merges with or into or winds up into (whether or not the Issuer is the surviving Person) another Person, and the Issuer is not the Successor Company or (y) the Issuer sells, assigns, transfers, leases, conveys or otherwise disposes of all or substantially all of its and its Subsidiaries’ assets, taken as a whole, to a Person other than Parent, each Guarantor, unless it is the other party to such transaction, shall have by supplemental indenture confirmed that its Guarantee and grant of liens pursuant to the Security Documents shall apply to such Person’s obligations under this Indenture and the Notes;

(6) the Collateral owned by or transferred to the Successor Company will continue to constitute Collateral under this Indenture and the Security Documents and not be subject to any other Lien, other than Permitted Liens or Liens otherwise permitted to be incurred pursuant to Section 4.13; and

(7) to the extent any assets of the Person that is merged or consolidated with or into the Successor Company are assets of the type which would constitute Collateral under the Security Documents, the Successor Company will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in this Indenture or any of the Security Documents and shall and take all reasonably necessary action so that such Lien is perfected to the extent required by the Security Documents.

The Successor Company will succeed to, and be substituted for, Parent or the Issuer, as the case may be, under this Indenture and the Notes and, except in the case of a lease, Parent or the Issuer, as the case may be, will automatically be released and discharged from its obligations under this Indenture and the Notes. Notwithstanding the foregoing clauses (3) and (4) of this Section 5.01(a),

(1) any Restricted Subsidiary may consolidate with, merge into or wind up into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to Parent or any Restricted Subsidiary; and

(2) Parent or the Issuer may merge with an Affiliate of Parent or the Issuer, as the case may be, solely for the purpose of reorganizing Parent or the Issuer in a state or commonwealth of the United States, the District of Columbia or any territory thereof so long as the amount of Indebtedness of Parent and its Restricted Subsidiaries is not increased thereby.

(b) Subject to Section 10.06, no Subsidiary Guarantor will, and Parent will not permit any such Subsidiary Guarantor to, consolidate or merge with or into or wind up into (whether or not such Subsidiary Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of such Subsidiary Guarantor and its Subsidiaries, taken as a whole, in one or more related transactions, to any Person unless:

(1) (A) such Subsidiary Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of such Subsidiary Guarantor, as the case may be, or the laws of the United States, any state or commonwealth thereof, the District of Columbia or any territory thereof (such Subsidiary Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(B) the Successor Person, if other than such Subsidiary Guarantor or another Subsidiary Guarantor, expressly assumes all the obligations of such Subsidiary Guarantor under this Indenture and Security Documents and such Subsidiary Guarantor’s related Guarantee and grant of liens pursuant to the Security Documents pursuant to supplemental indentures and/or joinders or supplements to the Security Documents, or other documents or instruments executed and delivered by the Trustee and the First Lien Collateral Agent, as applicable;

(C) immediately after such transaction, no Default exists;

(D) the Collateral owned by or transferred to the Successor Person will continue to constitute Collateral under this Indenture and the Security Documents and not be subject to any other Lien, other than Permitted Liens; and

(E) to the extent any assets of the Person which is merged or consolidated with or into the Successor Person are assets of the type which would constitute Collateral under the Security Documents, the Successor Person will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in this Indenture or any of the Security Documents and shall and take all reasonably necessary action so that such Lien is perfected to the extent required by the Security Documents; or

(2) the disposition is considered an Asset Sale and complies with Section 4.11 hereof.

In the case of clause (1) above of this Section 5.01(b), the Successor Person will succeed to, and be substituted for, such Subsidiary Guarantor under this Indenture and such Subsidiary Guarantor’s Guarantee and, except in the case of a lease, such Subsidiary Guarantor will automatically be released and discharged from its obligations under this Indenture and such Subsidiary Guarantor’s Guarantee. Notwithstanding the foregoing, any Subsidiary Guarantor may merge with or into or wind up into or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of such Subsidiary Guarantor and its Subsidiaries, taken as a whole, to Parent, another Subsidiary Guarantor or the Issuer.

Section 5.02. Successor Entity Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of Parent or the Issuer in accordance with Section 5.01 hereof, the successor Person formed by such consolidation or with which Parent or the Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to Parent or the Issuer shall refer instead to the successor Person and not to Parent or the Issuer, as applicable), and may exercise every right and power of Parent or the Issuer, as applicable, under this Indenture with the same effect as if such successor Person had been named as Parent or the Issuer, as applicable, herein; provided that the predecessor Issuer shall not be relieved from the obligation to pay the principal of and interest, if any, on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the assets of the Issuer (except in the case of a lease), that meets the requirements of Section 5.01 hereof.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01. Events of Default and Remedies.

(a) Each of the following is an “Event of Default” with respect to the Notes:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(2) default for 30 days or more in the payment when due of interest on or with respect to the Notes;

(3) failure by Parent or any Restricted Subsidiary for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 30% in principal amount of the Notes then outstanding to comply with (i) any of its other obligations, covenants or agreements (other than a default referred to in clause (1) or (2) of this Section 6.01(a)) contained in this Indenture or the Notes or (ii) the obligations set forth in Sections 8(a) and 8(d) of the TSA;

(4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by Parent or any of its Restricted Subsidiaries or the payment of which is guaranteed by Parent or any of its Restricted Subsidiaries, other than Indebtedness owed to Parent or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(A) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate to $5.0 million, or more;

(5) failure by Parent, the Issuer or any Significant Subsidiary to pay final judgments aggregating in excess of $5.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, or in the event such judgment is not covered in full by insurance (subject to customary deductibles), an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6) Parent, the Issuer or any Significant Subsidiary, pursuant to or within the meaning of any Debtor Relief Law:

(i) commences proceedings to be adjudicated bankrupt or insolvent;

(ii) consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Debtor Relief Laws;

(iii) consents to the appointment of a receiver, liquidator, assignee, trustee or other similar official of it or for all or substantially all of its property;

(iv) makes a general assignment for the benefit of its creditors; or

(v) fails generally to pay its debts as they become due.

(7) a court of competent jurisdiction enters an order or decree under any Debtor Relief Law that:

(i) is for relief against Parent, the Issuer or any Significant Subsidiary in a proceeding in which Parent, the Issuer or any Significant Subsidiary is to be adjudicated bankrupt or insolvent;

(ii) appoints a receiver, liquidator, assignee, trustee or other similar official of Parent, the Issuer or any Significant Subsidiary or for all or substantially all of the property of Parent, the Issuer or any Significant Subsidiary; or

(iii) orders the liquidation of Parent, the Issuer or any Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days; or

(8) the Guarantee of any Significant Subsidiary shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of such Subsidiary Guarantor that is a Significant Subsidiary denies that it has any further liability under its Guarantee or gives notice to such effect, in each case other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture;

(9) any Security Document after delivery thereof shall for any reason (including as a result of the Issuer taking any action or failing to prevent any Restricted Subsidiary from taking any action, or knowingly or negligently failing to take any action) (other than pursuant to the terms thereof including as a result of a transaction not prohibited under this Indenture) cease to create a valid and perfected Lien on and security interest in, with the priority required by the Security Documents, any material portion of the Collateral, subject to Permitted Liens, (i) except to the extent that any such loss of perfection or priority results from the failure of the First Lien Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents and (ii) except for any failure due to foreign laws, rules and regulations as they relate to pledges of Equity Interests in Foreign Subsidiaries (other than pledges made under laws of the applicable jurisdiction of formation of such Foreign Subsidiary);

(10) the failure by the Issuer or any Guarantor to comply for 45 days after notice to the Issuer with its agreements contained in the Security Documents or the Intercreditor Agreement, except for a failure that would not be material to the holders of the Notes and would not materially affect the value of the Collateral, taken as a whole;

(11) the failure by Parent to have (i) prior to March 31, 2027, obtained $40.0 million aggregate principal amount of Junior Capital, with the proceeds thereof used to repay, redeem or repurchase any Notes in full or (ii) delivered (a) audited financial statements for the fiscal year ended December 31, 2026 and (b) financial information and an Officer’s Certificate to the Trustee no later than March 31, 2027, demonstrating that Parent has generated $40.0 million or more of EBITDA for the fiscal year ended December 31, 2026 calculated on a Pro Forma Basis; or

(12) default under any Receivables Facility resulting from the failure to pay any amounts at stated final maturity (after giving effect to any applicable grace periods) or relating to any other obligation and results in the counterparty thereunder being permitted to terminate such Receivables Facility and/or cause any amounts to become due prior to its stated maturity.

(b) If any Event of Default (other than of a type specified in clause (6) above) occurs and is continuing with respect to the Notes, the Trustee or the Holders of at least 30% in principal amount of the then total outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. Any notice of Default, notice of acceleration or instruction to the Trustee or First Lien Collateral Agent, as applicable, to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more Holders (other than a Regulated Bank) (each a “Directing Holder”) must be accompanied by a written representation from each such Holder delivered to the Issuer and the Trustee and First Lien Collateral Agent, as applicable, that such Holder is not (or, in the case such Holder is DTC or its nominee, that such Holder is being instructed solely by beneficial owners that have represented to such Holder that they are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to the delivery of a notice of Default shall be deemed a continuing representation at all times until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder is deemed, at the time of providing a Noteholder Direction, to covenant to provide the Issuer with such other information as the Issuer may reasonably request from time to time in order to verify the accuracy of such Holder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the Holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Notes in lieu of DTC or its nominee and DTC shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee or First Lien Collateral Agent, as applicable.

(c) If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuer determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officer’s Certificate stating that the Issuer has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Default, Event of Default or acceleration (or notice thereof) that resulted from the applicable Noteholder Direction, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to such Default or Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter if, without the participation of such Holder, the percentage of Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuer provides to the Trustee an Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to any Default or Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such Holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such Holder, the percentage of Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio (other than any indemnity such Directing Holder may have offered the Trustee and First Lien Collateral Agent, as applicable), with the effect that such Default or Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee and First Lien Collateral Agent, if applicable, shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default. Notwithstanding anything in the preceding two paragraphs to the contrary, any Noteholder Direction delivered to the Trustee or First Lien Collateral Agent, as applicable, during the pendency of an Event of Default as the result of a bankruptcy or similar proceeding shall not require compliance with Section 6.01(b) or this Section 6.01(c). In addition, for the avoidance of doubt, the foregoing paragraphs shall not apply to any holder that is a Regulated Bank; provided that if a Regulated Bank is a Directing Holder or a beneficial owner directing DTC it shall provide a written representation to the Issuer that it is a Regulated Bank.

(d) For the avoidance of doubt, each of the Trustee and First Lien Collateral Agent shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with this Indenture and shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officer’s Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise. Neither the Trustee nor the First Lien Collateral Agent shall have any liability to the Issuer, any Holder or any other Person in acting in good faith on a Noteholder Direction.

Section 6.02. Acceleration.

(a) If any Event of Default (other than an Event of Default specified in clause (6) or (7) of Section 6.01(a) hereof) occurs and is continuing with respect to the Notes, the Trustee by written notice to the Issuer or the Holders of at least 30% in principal amount of the then total outstanding Notes by written notice to the Issuer and the Trustee may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

Upon the effectiveness of such declaration, such principal and interest with respect to the Notes shall be due and payable immediately. The Trustee shall have no obligation to accelerate the Notes.

(b) Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) or (7) of Section 6.01(a) hereof, all outstanding Notes shall be due and payable immediately without further action or notice.

Section 6.03. Other Remedies.

Subject to the duties of the Trustee as provided for in Article 7, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04. Waiver of Defaults.

Holders of a majority in aggregate principal amount of the then outstanding Notes, by written notice to the Trustee, may, on behalf of the Holders of all of the Notes, waive any existing Default and its consequences under this Indenture (except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder) and rescind any acceleration and its consequences with respect to the Notes (except if such rescission would conflict with any judgment of a court of competent jurisdiction). In the event of any Event of Default specified in clause (3) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 30 days after such Event of Default arose:

(a) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged;

(b) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(c) the default that is the basis for such Event of Default has been cured.

In case an Event of Default occurs and is continuing, neither the Trustee nor the First Lien Collateral Agent will be under any obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered, and if requested, provided to the Trustee and the First Lien Collateral Agent indemnity or security satisfactory to the Trustee and the First Lien Collateral Agent against any loss, liability, claim or expense.

Section 6.05. Control by Majority.

Subject to certain restrictions, under this Indenture the Holders of a majority in principal amount of the total outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the First Lien Collateral Agent of exercising any trust or power conferred on the Trustee. The Trustee and First Lien Collateral Agent, as applicable, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee or the First Lien Collateral Agent in personal liability (it being understood that the Trustee has no duty to determine whether any such direction is prejudicial to any Holder).

Section 6.06. Limitation on Suits.

Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(1) such Holder has previously given the Trustee written notice that an Event of Default is continuing with respect to the Notes;

(2) Holders of at least 30% in principal amount of the total outstanding Notes have requested in writing that the Trustee to pursue the remedy;

(3) Holders of the Notes have offered, and if requested, provided to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability, claim or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount at maturity of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Section 6.07. Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an Asset Sale Offer or a Change of Control Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08. Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation of the Trustee and the reasonable expenses, disbursements and advances of the Trustee, its agents and counsel, in each case as set forth in Section 7.07 hereof.

Section 6.09. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.10. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11. Delay or Omission Not Waiver.

No delay or omission of the Trustee, the First Lien Collateral Agent or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee, the First Lien Collateral Agent or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, the First Lien Collateral Agent or by the Holders, as the case may be.

Section 6.12. Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel), the First Lien Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the First Lien Collateral Agent, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to Parent, the Issuer or any other obligor upon the Notes (including the Subsidiary Guarantors), their respective creditors or property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation and the reasonable expenses, disbursements and advances of the Trustee, the First Lien Collateral Agent, their agents and counsel, and any other amounts due the Trustee and the First Lien Collateral Agent under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.13. Priorities.

Subject to the provisions of the Intercreditor Agreement, if the Trustee, the First Lien Collateral Agent or any Agent collects any money pursuant to this Article 6, it shall pay out the money in the following order:

(i) to the Trustee, the First Lien Collateral Agent, the Agents, their agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee, the First Lien Collateral Agent or any Agent and the costs and expenses of collection;

(ii) to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

(iii) to the Issuer or to such party as a court of competent jurisdiction shall direct, including a Guarantor, if applicable.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.13.

Section 6.14. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee or First Lien Collateral Agent for any action taken or omitted by it as Trustee or the First Lien Collateral Agent, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee or the First Lien Collateral Agent, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01. Duties of Trustee.

(a) If an Event of Default has occurred (and has not been cured) and is actually known to a Responsible Officer of the Trustee, the Trustee shall, in the exercise of its power, use the degree of care of a prudent person in the conduct of his own affairs.

(b) Except during the continuance of an Event of Default actually known to a Responsible Officer of the Trustee:

(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of gross negligence or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculation or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01 and 7.02(f).

(e) Subject to this Article 7, whether or not an Event of Default has occurred and is continuing, neither the Trustee nor the First Lien Collateral Agent shall be under any obligation to exercise any of the rights or powers under this Indenture at the request or direction of any Holder or Holders of the Notes unless such Holder or Holders have offered, and if requested, provided, to the Trustee and the First Lien Collateral Agent security and indemnity satisfactory to the Trustee and the First Lien Collateral Agent against any loss, liability, claim or expense.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02. Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificates or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence as determined by a final and non-appealable order of a court of competent jurisdiction.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

(f) None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(g) Neither the Trustee nor the First Lien Collateral Agent shall be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee or the First Lien Collateral Agent at the Corporate Trust Office, and such notice references the Notes and this Indenture.

(h) In no event shall the Trustee be responsible or liable for special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and under the other First Lien Debt Documents, the First Lien Collateral Agent and each agent, custodian and other Person employed to act hereunder.

(j) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(k) The Trustee may request that the Issuer delivers a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(l) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, judgment, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(m) The permissive rights of the Trustee under this Indenture and the First Lien Debt Documents shall not be construed as duties.

Section 7.03. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.10 hereof.

Section 7.04. Trustee’s and First Lien Collateral Agent’s Disclaimer.

Neither the Trustee nor the First Lien Collateral Agent shall be responsible for and makes any representation as to the validity or adequacy of this Indenture, the Notes or the Security Documents, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, neither of them shall be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes, the Security Documents or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05. Notice of Defaults.

If a Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default within 90 days after it occurs. Except in the case of a Default relating to the payment of principal, premium, if any, or interest on any Note, the Trustee may withhold from the Holders notice of any continuing Default if it determines that withholding notice is in the interest of the Holders of the Notes. Neither the Trustee nor the First Lien Collateral Agent shall be deemed to know of any Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is such a Default is received by the Trustee or the First Lien Collateral Agent at the Corporate Trust Office.

Section 7.06. [Reserved].

Section 7.07. Compensation and Indemnity.

The Issuer shall pay to the Trustee and the First Lien Collateral Agent from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee and the First Lien Collateral Agent promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the agents and counsel of the Trustee and the First Lien Collateral Agent.

The Issuer and the Subsidiary Guarantors, jointly and severally, shall indemnify each of the Trustee and the First Lien Collateral Agent for, and hold the Trustee and the First Lien Collateral Agent harmless against, any and all loss, damage, claims, liability or expense (including reasonable attorneys’ fees and expenses) incurred by it (as evidenced in an invoice from the Trustee and the First Lien Collateral Agent) in connection with the acceptance or administration of this trust and the performance of its duties hereunder and under the other First Lien Debt Documents (including the costs and expenses of enforcing this Indenture and the other First Lien Debt Documents against the Issuer or any of the Subsidiary Guarantors (including this Section 7.07) or defending itself against any claim whether asserted by any Holder, the Issuer or any Subsidiary Guarantor, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder). The Trustee and the First Lien Collateral Agent, as applicable, shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee or the First Lien Collateral Agent to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee and the First Lien Collateral Agent, as applicable, shall provide reasonable cooperation at the Issuer’s expense in the defense. The Trustee and the First Lien Collateral Agent, as applicable, may have separate counsel and the Issuer shall pay the fees and expenses of such counsel; provided, however, that the Issuer shall not be required to pay such fees and expenses if its assumes the Trustee’s and the First Lien Collateral Agent’s, as applicable, defense and, in the Trustee’s or First Lien Collateral Agent’s, as applicable, reasonable judgment, there is no conflict of interest between the Issuer and the Trustee or the First Lien Collateral Agent, as applicable, in connection with such defense. The Issuer need not reimburse any expense or indemnify against any loss, liability, claim or expense incurred by the Trustee or the First Lien Collateral Agent through the Trustee’s or the First Lien Collateral Agent’s, as applicable, own willful misconduct or gross negligence, as determined by a final and non-appealable order of a court of competent jurisdiction.

The obligations of the Issuer under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee and the First Lien Collateral Agent.

To secure the payment obligations of the Issuer and the Subsidiary Guarantors in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee or the First Lien Collateral Agent incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(6) or (7) hereof occurs, the fees and expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Debtor Relief Law.

Section 7.08. Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

(a) the Trustee fails to comply with Section 7.10 hereof;

(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Debtor Relief Law;

(c) a receiver, custodian or other public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuer’s expense), the Issuer or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09. Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.10. Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

Section 7.11. Limitation on Duty of Trustee in Respect of Collateral.

(a) Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value.

(b) The Trustee and the First Lien Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Issuer to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral (except with respect to certificates delivered to the First Lien Collateral Agent representing securities pledged under the Security Documents). The Trustee and the First Lien Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture, the Intercreditor Agreement or the Security Documents by the Issuer, any Guarantor or any other party thereto.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01. Option to Effect Legal Defeasance and Covenant Defeasance.

The Issuer may, at its option and at any time, elect to have either Section 8.02 or 8.03 hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02. Legal Defeasance and Discharge.

Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes and Guarantees and to have cured all then existing Events of Default with respect to the Notes on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, to have satisfied all its other obligations under the Notes and this Indenture including that of the Guarantors and to have cured all then existing Events of Default with respect to the Notes (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a) the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to this Indenture;

(b) the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(d) the provisions of this Section 8.02.

Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03. Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.07, 4.08, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15 (other than the existence of the Issuer (subject to Section 5.01 hereof)), 4.16 and 4.19 hereof and clauses (4) and (5) of Section 5.01(a) and Section 5.01(b) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer or any Guarantor, as applicable, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and the Notes shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(a)(3), 6.01(a)(4), 6.01(a)(5), 6.01(a)(6) (solely with respect to Restricted Subsidiaries that are Significant Subsidiaries), 6.01(a)(7) (solely with respect to Restricted Subsidiaries that are Significant Subsidiaries) and 6.01(a)(8) hereof shall not constitute Events of Default.

Section 8.04. Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal amount of, premium, if any, and interest due on the Notes on the stated maturity date or on the Redemption Date, as the case may be, of such principal amount, premium, if any, or interest on the Notes and the Issuer must specify whether the Notes are being defeased to maturity or to a particular Redemption Date;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions,

(A) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(B) since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon, such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness, and, in each case the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit with respect to the Notes;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(6) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(7) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Section 8.05. Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to the provisions of Section 8.06 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 hereof shall be held in trust and applied by the Trustee in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or a Guarantor acting as Paying Agent), the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Section 8.06. Repayment to Issuer.

Anything in this Article 8 or Article 11 to the contrary notwithstanding, each of the Trustee and each Paying Agent shall promptly deliver or pay to the Issuer upon request any money or Government Securities held by it in accordance with this Article 8 or Article 11 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance, Covenant Defeasance or discharge in accordance with Article 11 hereof.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or any Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.

Section 8.07. Reinstatement.

If the Trustee or the Paying Agent is unable to apply any United States dollars or Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided that, if the Issuer makes any payment of principal of, premium or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or the Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01. Without Consent of Holders of Notes.

Notwithstanding Section 9.02 hereof, the Issuer, any Guarantor (with respect to a Guarantee or this Indenture) the Trustee and the First Lien Collateral Agent may amend or supplement this Indenture, the Intercreditor Agreement (if then in effect), the Security Documents, any Guarantee or the Notes without the consent of any Holder:

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to comply with Section 5.01 hereof;

(4) to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders by any Successor Company or Successor Person, as applicable;

(5) to make any change that would provide any additional rights or benefits to the Holders (including to expand the Collateral) or that does not materially adversely affect the legal rights under this Indenture of any such Holder;

(6) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(7) to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee, successor First Lien Collateral Agent or successor Agent thereunder pursuant to the requirements thereof;

(8) to add a Subsidiary Guarantor under this Indenture, or to secure the Obligations hereunder;

(9) to conform the text of this Indenture, the Intercreditor Agreement, the Security Documents, the Guarantees or the Notes to any provision of the “Description of New Notes” section of the Exchange Offering Memorandum as described in an Officer’s Certificate;

(10) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(11) to release or subordinate Collateral as permitted by this Indenture, the Security Documents or the Intercreditor Agreement;

(12) [Reserved]; or

(13) to add additional secured creditors holding First Lien Obligations, Second Lien Obligations (including Additional Second Lien Obligations) or Obligations secured by a Lien junior to the Liens securing the Notes, in each case, to the extent permitted in this Indenture.

Section 9.02. With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Issuer, any Guarantor, the Trustee and the First Lien Collateral Agent may amend or supplement this Indenture, the Intercreditor Agreement (if then in effect), the Security Documents, any Guarantee and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding other than Notes beneficially owned by the Issuer or its Affiliates, and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a continuing Default in the payment of interest on, premium, if any, or the principal of, any Note, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Intercreditor Agreement, the Security Documents or the Notes issued hereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, other than Notes beneficially owned by the Issuer or its Affiliates. Sections 2.08 and 2.09 hereof shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.

The consent of the Holders of Notes under this Section 9.02 is not necessary under this Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Without the consent of each affected Holder of Notes, an amendment or waiver may not, with respect to Notes held by a non-consenting Holder:

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal amount of or change the fixed final maturity of any Note or alter or waive the provisions with respect to the redemption of Notes (other than, in each case, with respect to the notice periods with respect to such redemptions), it being understood that, for the avoidance of doubt, the Springing Maturity Condition may be waived, amended or deleted by Holders of a majority of the Notes;

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes (other than those held by the Issuer or any of its Affiliates) and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in this Indenture or any Guarantee that cannot be amended or modified without the consent of all Holders;

(5) make any Note payable in money other than that stated therein;

(6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes (other than, in each case, with respect to the notice periods with respect to redemptions), it being understood that, for the avoidance of doubt, the Springing Maturity Condition may be waived, amended or deleted by Holders of a majority of the Notes;

(7) make any change in these amendment and waiver provisions as it relates to the Notes;

(8) impair the right of any Holder to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes, it being understood that, for the avoidance of doubt, the Springing Maturity Condition may be waived, amended or deleted by Holders of a majority of the Notes;

(9) make any change to or modify the ranking of the Notes that would adversely affect the Holders;

(10) except as expressly permitted by this Indenture, modify the terms of the Guarantees of any Significant Subsidiary or Parent in any manner adverse to the Holders of the Notes; or

(11) make any change to the provisions of this Indenture, the Intercreditor Agreement (if then in effect) or the Security Documents with respect to the pro rata application of proceeds of Collateral in respect of the Notes required thereby in a manner that by its terms modifies the application of such proceeds in respect of the Notes required thereby to be on a less than pro rata basis to the holder of such Note.

In addition, any amendment or supplement to, or waiver of, the provisions of this Indenture, the Intercreditor Agreement (if then in effect), the Security Documents, any Guarantee or the Notes that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes Obligations will require the consent of the holders of at least sixty-six and two-thirds percent of the aggregate outstanding principal amount of the Notes (other than those held by the Issuer or any of its Affiliates) (and the same will be required to reduce such voting requirement).

Section 9.03. Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the earlier of the date the waiver, supplement or amendment becomes effective and the date on which the Trustee receives an Officer’s Certificate from the Issuer certifying that the requisite principal amount of Notes have consented. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite principal amount of Notes has been obtained.

Section 9.04. Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05. Trustee and First Lien Collateral Agent to Sign Amendments, etc.

The Trustee and the First Lien Collateral Agent shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee or the First Lien Collateral Agent, as applicable. If it does, the Trustee or the First Lien Collateral Agent, as applicable, may but need not sign it. In executing any amendment, supplement or waiver, the Trustee and the First Lien Collateral Agent (subject to Section 7.01 hereof) shall be fully protected in conclusively relying upon, in addition to the documents required by Section 13.03 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture or amendment or supplement to the other First Lien Debt Documents is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and any Guarantors party thereto, enforceable against them in accordance with its terms, subject to customary exceptions. No Opinion of Counsel will be required by the immediately preceding sentence for the Trustee and the First Lien Collateral Agent to execute any amendment or supplement adding a new Guarantor under this Indenture.

ARTICLE 10

GUARANTEES

Section 10.01. Guarantee.

Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees, on a senior secured basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and the First Lien Collateral Agent and their respective successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder: (a) the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under this Indenture and the Notes, whether for payment of principal of or interest on the Notes, expenses, indemnification or otherwise, on the terms set forth in this Indenture; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

If any Holder, the Trustee or the First Lien Collateral Agent is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid to the Trustee, the First Lien Collateral Agent or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee, the First Lien Collateral Agent or any Holder in enforcing any rights under this Section 10.01.

Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders, the Trustee and the First Lien Collateral Agent, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. Any Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation, reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Guarantees, whether as a voidable preference, fraudulent transfer or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Each payment to be made by a Guarantor in respect of its Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 10.02. Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Debtor Relief Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Section 10.03. Execution and Delivery.

To evidence its Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by an Officer of such Guarantor.

Each Guarantor hereby agrees that its Guarantee set forth in Section 10.01 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

If required by Section 4.16 hereof, the Issuer shall cause any newly created or acquired Restricted Subsidiary to comply with the provisions of Section 4.16 hereof and this Article 10, to the extent applicable.

Section 10.04. Subrogation.

Each Guarantor shall be subrogated to all rights of Holders of Notes against the Issuer in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 10.01 hereof; provided that, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all obligations of the Issuer under this Indenture and the Notes shall have been paid in full.

Section 10.05. Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

Section 10.06. Release of Guarantees.

A Guarantee by a Subsidiary Guarantor shall be automatically and unconditionally released and discharged upon:

(1) (A) any direct or indirect sale, exchange or transfer (by merger, consolidation or otherwise) of (i) the Capital Stock of such Subsidiary Guarantor (including any sale, exchange or transfer), after which the applicable Subsidiary Guarantor is no longer a Restricted Subsidiary or (ii) all or substantially all the assets of such Subsidiary Guarantor which sale, exchange or transfer is made in a manner not in violation of the applicable provisions of this Indenture;

(B) the release or discharge by such Subsidiary Guarantor of the guarantee that resulted in the creation of such Guarantee (except a discharge or release by or as a result of payment in connection with the enforcement of remedies under such guarantee or direct obligation), but only if the Liens on Collateral of such Subsidiary Guarantor are also substantially concurrently released pursuant to the terms of any Second Lien Obligations;

(C) any Restricted Subsidiary being designated as a Receivables Subsidiary pursuant to an Officer’s Certificate delivered to the Trustee; or

(D) the Issuer exercising its Legal Defeasance option or Covenant Defeasance option in accordance with Article 8 hereof or the Issuer’s obligations under this Indenture being discharged in a manner not in violation of the terms of this Indenture, including as described in Article 11; and

(2) the Issuer delivering to the Trustee and the First Lien Collateral Agent an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

Upon any event or circumstance giving rise to a release of a Guarantee as specified above, the Trustee and the First Lien Collateral Agent shall, at the sole cost and written request of the Issuer, without recourse, representation or warranty, execute any documents reasonably requested by the Issuer in order to evidence or effect such release or discharge and such Guarantor’s obligations under the Security Documents. Neither the Issuer nor any Guarantor will be required to make a notation on the Notes to reflect any Guarantee or any such release or discharge. Upon any release of a Guarantor from its Guarantee, such Guarantor shall also be released from its obligations under the Security Documents.

ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01. Satisfaction and Discharge.

This Indenture will be discharged (except for certain surviving rights of the Trustee and the First Lien Collateral Agent and the Issuer’s obligations with respect thereto) and will cease to be of further effect as to the Notes, when either:

(1) all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2) (A) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption and redeemed within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness of Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;;

(B) the Issuer has paid or caused to be paid all sums payable by it under this Indenture; and

(C) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee, each stating that all conditions precedent to satisfaction and discharge have been satisfied.

Section 11.02. Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or Subsidiary Guarantor acting as the Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof until such time as the Trustee or any Paying Agent is permitted to apply all such money or Government Securities in accordance with Section 11.01 hereof; provided that if the Issuer has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 12

SECURITY AND COLLATERAL

Section 12.01. The First Lien Collateral Agent.

(a) The Issuer, the Guarantors and the First Lien Collateral Agent will enter into one or more Security Documents that will establish the terms of the security interests in the Collateral. The Security Documents will provide for the security interests that will secure the payment and performance when due of all of the Obligations of the Issuer and the Guarantors under this Indenture, the Notes, the Guarantees and the Security Documents.

(b) By accepting a Note, each holder thereof will be deemed to have irrevocably appointed the First Lien Collateral Agent to act as its agent under the Security Documents and irrevocably authorized and directed the First Lien Collateral Agent to (i) perform the duties and exercise the rights, powers and discretions that are specifically given to it under the Security Documents or other documents to which it is a party, together with any other incidental rights, powers and discretions; and (ii) execute each document expressed to be executed by the First Lien Collateral Agent on its behalf. It is hereby expressly acknowledged and agreed that, in doing so, the First Lien Collateral Agent is (a) expressly authorized to make the representations attributed to Holders in any such agreements and (b) not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Since the holders of the Notes are not parties to the Security Documents, such holders may not, individually or collectively, take any direct action to enforce any rights in their favor under the Security Documents. Except as provided in the Security Documents, the holders of the Notes may act only through instruction to the Trustee in accordance with the terms of this Indenture, which, in turn, will instruct the First Lien Collateral Agent, or through instruction to the First Lien Collateral Agent in accordance with the terms of this Indenture and subject to the Intercreditor Agreement.

Each of the Holders hereby exempts the First Lien Collateral Agent from any restrictions on representing several persons and self-dealing under any applicable law to the extent legally possible for such Holder.

(c) The First Lien Collateral Agent is authorized and empowered to appoint one or more subagents or co-collateral agents as it deems necessary or appropriate.

(d) The First Lien Collateral Agent shall have all the rights, protections, privileges, powers, immunities, indemnities and benefits provided in the Security Documents as well as the rights, protections, privileges, powers, immunities, indemnities and benefits of the Trustee under Article 7 hereof; provided, however, that the Issuer shall not reimburse any expense or indemnify against any loss, liability or expense incurred by the First Lien Collateral Agent through the First Lien Collateral Agent’s own willful misconduct or gross negligence, as determined by a final and non-appealable order of a court of competent jurisdiction.

(e) None of the Trustee, the First Lien Collateral Agent or any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, continuation of perfection, priority, sufficiency or protection of any Lien securing the Notes or any defect or deficiency as to any such matters, except to the extent any possessory collateral is delivered to the First Lien Collateral Agent for perfection purposes.

(f) Subject to the Security Documents, except as directed by the Trustee as required or permitted by this Indenture, the Holders acknowledge that the First Lien Collateral Agent will not be obligated:

(i) to act upon directions purported to be delivered to it by any other Person;

(ii) to foreclose upon or otherwise enforce any Lien securing the Notes; or

(iii) to take any other action whatsoever with regard to any or all Liens securing the Notes, the Security Documents or the Collateral.

(g) In acting as First Lien Collateral Agent, co-collateral agent or sub-collateral agent, the First Lien Collateral Agent, each co-collateral agent and each sub-collateral agent may rely upon and enforce each and all of the rights, protections, privileges, powers, immunities, indemnities and benefits of the Trustee under Article 7 hereof, including the right to compensation and indemnity set forth in Section 7.07. Whether or not expressly provided therein, in acting under any Security Document or the Intercreditor Agreement, the First Lien Collateral Agent shall be entitled to all of the rights, protections, privileges, powers, immunities and indemnities granted to the First Lien Collateral Agent in this Indenture.

(h) Neither the Trustee nor the First Lien Collateral Agent shall have any duty to file any financing statements, amendments thereto, continuation statements or any other agreement or instrument to perfect or maintain the perfection of the First Lien Collateral Agent’s security interest in the Collateral.

(i) Before the First Lien Collateral Agent acts or refrains from acting in each case at the request or direction of the Issuer or the Guarantors, it may require an Officer’s Certificate and an Opinion of Counsel. The First Lien Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(j) The First Lien Collateral Agent will not be responsible or liable for any action taken or omitted to be taken by it hereunder or under any other Security Document or the Intercreditor Agreement, except for its own gross negligence or willful misconduct as determined by a final and non-appealable order of a court of competent jurisdiction. No implied covenants, functions, responsibilities, duties, obligations or liabilities, whether arising under statute, common law or otherwise shall be read into this Indenture, the Security Documents or the Intercreditor Agreement or otherwise exist against the First Lien Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the First Lien Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The First Lien Collateral Agent will not be required to take any action that is contrary to applicable law or any provision of this Indenture, the Security Documents or the Intercreditor Agreement and will not have any duty to take any discretionary action or exercise any discretionary powers.

(k) The First Lien Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, judgment, consent, order, bond, debenture, or other paper or document. Prior to taking any action with respect to Collateral, the First Lien Collateral Agent will be entitled to seek direction from the Trustee or the Holders of a majority in aggregate principal amount of the Notes outstanding. If the First Lien Collateral Agent shall request direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes with respect to any action, the First Lien Collateral Agent shall be entitled to refrain from such action unless and until the First Lien Collateral Agent shall have received direction and indemnity, if requested, from the Holders of a majority in aggregate principal amount of the then outstanding Notes, and the First Lien Collateral Agent shall not incur liability to any Person by reason of so refraining.

(l) No provision of this Indenture, the Security Documents or the Intercreditor Agreement will require the First Lien Collateral Agent to advance or expend any of its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder or thereunder (or any omission to perform or take any action at the request or direction of the Holders) unless it has been provided with security or indemnity satisfactory to the First Lien Collateral Agent against any and all loss, liability or expense which may be incurred by it by reason of taking or continuing to take or omitting to take such action relating thereto. Notwithstanding anything to the contrary contained in this Indenture, the Security Documents or the Intercreditor

Agreement, in the event the First Lien Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the First Lien Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the Mortgages or take any such other action if the First Lien Collateral Agent has determined that the First Lien Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property unless the First Lien Collateral Agent has received security or indemnity from the Holders in an amount and in a form all satisfactory to the First Lien Collateral Agent in its sole discretion, protecting the First Lien Collateral Agent from all such liability. The First Lien Collateral Agent shall at any time be entitled to cease taking any action described in this paragraph (k) if it no longer reasonably deems any indemnity, security or undertaking from the Issuer or the Holders to be sufficient.

(m) Beyond the exercise of reasonable care in the custody of Collateral in its possession or control, the First Lien Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto.

(n) The First Lien Collateral Agent may resign or be removed and a successor collateral agent be appointed, all in accordance with the provisions of Section 7.08 and 7.09 hereof, as if references to Trustee therein were references to the First Lien Collateral Agent.

(o) If the Issuer or any Guarantor (i) incurs any obligations in respect of First Lien Obligations at any time when the Intercreditor Agreement is not in effect or at any time when First Lien Obligations entitled to the benefit of the Intercreditor Agreement are concurrently retired, and (ii) delivers to the First Lien Collateral Agent an Officer’s Certificate so stating and requesting the First Lien Collateral Agent to enter into the Intercreditor Agreement in favor of a designated agent or representative for the holders of the First Lien Obligations so incurred, the First Lien Collateral Agent shall (and is hereby authorized and directed to) enter into the Intercreditor Agreement (at the sole expense and cost of the Issuer, including legal fees and expenses of the Trustee and the First Lien Collateral Agent), bind the Holders on the terms set forth therein and perform and observe its obligations thereunder.

Section 12.02. Security Documents.

To secure the full and punctual payment when due and the full and punctual performance of the Obligations of the parties hereto, the Issuer, the Guarantors and the First Lien Collateral Agent shall, on the Issue Date, enter into certain Security Documents and may enter into additional Security Documents and the Issuer and the Guarantors shall take or cause to be taken all such actions as may be required to create, perfect and maintain, as security for the Obligations of the Issuer and the Guarantors to the Secured Parties under this Indenture, the Notes, the Guarantees and the Security Documents, a valid and enforceable perfected first-priority Lien and security interest in all of the Collateral (subject to the terms of the Intercreditor Agreement, if any, the Security Documents and general principles of law which are specifically referred to in any legal opinion required to be delivered under the Security Documents) in favor of the First Lien Collateral Agent for the benefit of the Secured Parties. Each Holder, by accepting a Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) as each may be in effect or may be amended from time to time in accordance with their terms and this Indenture and the Intercreditor Agreement. This Article XII and the provisions of each Security Document are subject to the terms, conditions and benefits set forth in the Intercreditor Agreement.

Section 12.03. Control Agreements.

Within 60 days after (i) the Issue Date with respect to all Deposit Accounts (as defined in the UCC) and Securities Accounts (as defined in the UCC) (in each case, that are not Excluded Accounts) that are in existence on the Issue Date and (ii) with respect to any such Deposit Account and Securities Account that are established after the Issue Date (in each case, that are not Excluded Accounts), within 45 days of such Deposit Account or Securities Account being established, the Issuer or such Guarantor shall deliver to the First Lien Collateral Agent, for the ratable benefit of itself and the other Secured Parties, fully executed Deposit Account Control Agreements or Securities Account Control Agreements, as applicable.

“Excluded Account” means any of the following:

(1) accounts that are zero balance accounts; provided, that the available balance of each such zero balance account is automatically swept on each Business Day into another account that is subject to a Deposit Account Control Agreement or Securities Account Control Agreement, as applicable, for the benefit of the First Lien Collateral Agent and such Deposit Account Control Agreement or Securities Account Control Agreement, as applicable, does not provide that such sweep is discontinued or terminated upon delivery of a notice of exclusive control (or other similar term, as defined in such Deposit Account Control Agreement or Security Account Control Agreement, as applicable);

(2) any deposit account or securities account used exclusively for trust and fiduciary accounts, escrow accounts, accounts containing customer funds and other accounts established by the Issuer or any Guarantor exclusively for the benefit of third parties (that are not Grantors);

(3) an individual account with an average weekly balance not in excess of $250,000 (and together with any other accounts under this clause (3), not in excess of $1,000,000 at any time);

(4) any deposit account or securities account used exclusively for payroll account, payroll tax account, benefit account, other employee wage and benefit account;

(5) accounts holding solely taxes required to be collected, remitted or withheld (including federal and state withholding taxes (including the employer’s share thereof)); and

(6) any deposit account or securities account holding cash constituting cash collateral in respect of (i) cash collateralized letters of credit permitted to be issued pursuant to the Exchange Notes Indenture or (ii) Liens permitted to be incurred pursuant to clauses (1) or (4) of the definition of “Permitted Liens”.

Section 12.04. Maintenance of Collateral.

The Issuer and the Guarantors shall maintain the Collateral in good, safe and insurable operating order, condition and repair (ordinary wear and tear excepted) and do all other acts as may be reasonably necessary or appropriate to maintain and preserve the Collateral, provided that the Issuer and the Guarantors may dispose of Collateral to the extent permitted by Sections 4.11 and 5.01 hereof. The Issuer and the Guarantors shall pay all real estate and other taxes (except such as are being contested in good faith and by appropriate negotiations or proceedings), and maintain in full force and effect all material permits and insurance in amounts and that insures against such losses and risks as are reasonable for the type and size of the business conducted by the Issuer and the Guarantors.

Section 12.05. Impairment of Collateral.

Subject to the rights of the holders of any senior Liens and to Section 12.09, Parent shall not, and shall not permit any of the Restricted Subsidiaries to, (i) take, or knowingly or negligently fail to take, any action which action or failure would or could reasonably be expected to have the results of materially impairing the validity, perfection or priority of the security interests with respect to the Collateral for the benefit of the First Lien Collateral Agent, the Trustee and the Holders, unless such action or failure to take action is otherwise permitted by the terms of this Indenture, the Intercreditor Agreement, if any, or the Security Documents or (ii) grant any Person, or permit any Person to retain (other than the Applicable Collateral Agent (as defined in the Intercreditor Agreement)), any Liens on the Collateral, other than Permitted Liens. The Issuer and each Guarantor will, at its sole cost and expense, execute and deliver all such agreements and instruments as necessary, or as the Trustee or the First Lien Collateral Agent reasonably requests, to more fully or accurately describe the assets and property intended to be Collateral or the obligations intended to be secured by the Security Documents.

Section 12.06. After-Acquired Collateral.

From and after the Issue Date and subject to the terms of the Security Documents and the Intercreditor Agreement, if any, if the Issuer or any Guarantor acquires any property or rights which are of a type constituting Collateral under any Security Document (excluding, for the avoidance of doubt, any Excluded Property) and which are not automatically subject to the perfected Lien of the First Lien Collateral Agent, it will, at its sole cost and expense, execute and deliver such security instruments, financing statements and such certificates and Opinions of Counsel to the extent required under this Indenture or any Security Documents to vest in the First Lien Collateral Agent a perfected security interest (subject only to Permitted Liens) in such after-acquired Collateral and to take such actions to add such after-acquired Collateral to the Collateral, and thereupon all provisions of this Indenture and the Security Documents relating to the Collateral shall be deemed to relate to such after-acquired Collateral to the same extent and with the same force and effect. Notwithstanding the foregoing, Opinions of Counsel will not be required in connection with the addition of new Guarantors or in connection with such Guarantors entering into the Security Documents or to vest in the First Lien Collateral Agent a perfected security interest in such after-acquired Collateral. Neither the Trustee nor the First Lien Collateral Agent shall have any duty to monitor the future acquisition of property or rights that is of a type constituting Collateral or monitor the perfection of or take any actions to perfect the security interest in the Collateral.

Section 12.07. Further Assurances.

(a) Subject to the Intercreditor Agreement, the Issuer and the Guarantors shall execute any and all further documents, financing statements, agreements and instruments, and take all further action that may be necessary, proper or customary, or that the First Lien Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by this Indenture and to grant, preserve, protect and perfect the validity and first priority of the security interests and Liens created or intended to be created by the Security Documents in the Collateral. Such security interests and Liens will be created under the Security Documents and, to the extent necessary, other security agreements and other instruments and documents in form and substance as may be necessary to grant and perfect the First Lien Collateral Agent’s security interest in the Collateral, subject to the limitations and exceptions set forth in the Security Documents.

(b) The Issuer shall furnish to the First Lien Collateral Agent, with respect to the Issuer or any Guarantor, prompt (and in any event within 30 days) written notice of any change in such Person’s (i) legal name, (ii) jurisdiction of organization or formation or (iii) identity or corporate structure, in each case to the extent required by the Security Documents. In connection with the occurrence of any of the foregoing, the Issuer and the Guarantors shall make all filings under the UCC (including amendments and continuation statements) and any other applicable laws that are required by this Indenture and/or the Security Documents in order for the Collateral to be made subject to the Lien of the First Lien Collateral Agent in the manner and to the extent required by this Indenture or any of the Security Documents and shall take all necessary action so that such Lien is perfected with the same priority as immediately prior to such change to the extent required by this Indenture and/or the Security Documents. The Issuer also agrees promptly to notify the First Lien Collateral Agent in writing (which may be by email) if any material portion of the Collateral is damaged, destroyed or condemned.

Section 12.08. Negative Pledge.

The Issuer and each Guarantor shall not, and the Issuer shall not permit any of its Restricted Subsidiaries to, further pledge the Collateral as security or otherwise, subject to Permitted Liens.

Section 12.09. Real Estate Mortgages and Filings.

Within 150 days after (i) the Issue Date with respect to any Material Real Property that exists on the Issue Date and (ii) the date of acquisition of any Material Real Property acquired after the Issue Date (each, a “Mortgaged Property” and collectively, the “Mortgaged Properties”) (in each case, or such later date as the First Lien Collateral Agent, may have agreed (acting at the direction of Holders of a majority of the Notes)):

(a) the Issuer or such Guarantor shall deliver to the First Lien Collateral Agent, as mortgagee or beneficiary, as applicable, for the ratable benefit of itself, the Trustee and the Holders, fully executed counterparts of mortgages, deeds of trust, security deeds or deeds to secured debt (each, a “Mortgage”) in accordance with the requirements of this Indenture and/or the Security Documents, duly executed and acknowledged by the Issuer or such Guarantor, and otherwise in form suitable for filing and recording in all appropriate local filing or recording offices of each applicable political subdivision where each Material Real Property is situated in order to create a valid and subsisting perfected Lien on the property described therein in favor of the First Lien Collateral Agent for the ratable benefit of itself, the Trustee and the Holders and that all filing and recording taxes and fees have been paid or otherwise provided for;

(b) the First Lien Collateral Agent shall have received fully paid American Title Association Lender’s title insurance policies or marked up unconditional binder of such insurance (the “Mortgage Policies”) in favor of the First Lien Collateral Agent, and its successors and/or assigns, with respect to the Material Real Property to be covered by the applicable Mortgages, which shall insure that the interests created by the Mortgages constitute valid Liens on the applicable Material Real Property, with the priority required by this Indenture and the Security Documents, free and clear of all Liens, defects and encumbrances, other than Permitted Liens. All such Mortgage Policies to be in amounts equal to the estimated Fair Market Value of the Material Real Property covered thereby, and such policies shall also include, to the extent available, endorsements as shall be reasonably requested in transactions of similar size and purpose and shall be accompanied by evidence of the payment in full by the Issuer or the applicable Guarantor of all premiums thereon (or that satisfactory arrangements for such payment have been made) and that all charges for mortgage recording taxes, filing and recording fees and all related expenses, if any, have been paid;

(c) if the First Lien Collateral Agent shall have received an American Land Title Association/National Society of Professional Surveyors form surveys, for which all necessary fees (where applicable) have been paid, certified to the First Lien Collateral Agent and the issuer of the Mortgage Policies by a land surveyor duly registered and licensed in the states in which the property described in such surveys is located; provided that new or updated surveys will not be required if an existing survey, ExpressMap or other similar documentation is available and survey coverage is available for the Mortgage Policies without the need for such new or updated surveys; and

(d) in each case with respect to any Material Real Property (and any other Mortgaged Properties located in the same state as any such Material Real Property), the Issuer or the Guarantors shall deliver to the First Lien Collateral Agent customary local counsel opinions in the jurisdictions in which the Mortgaged Property is located, with respect to the enforceability and perfection of the Mortgages and, if applicable, any related fixture filings.

Section 12.10. Release of Liens on the Collateral.

(a) The Issuer and the Guarantors are entitled to the releases of property and other assets included in the Collateral from the Liens securing the Notes under any one or more of the following circumstances:

(i) In part, as to any property or assets constituting Collateral, to enable the Issuer to consummate the disposition of such property or assets to the extent not prohibited under Section 4.11;

(ii) in the case of a Subsidiary Guarantor that is released from its Guarantee with respect to the Notes in accordance with Section 10.06, the release of the property and assets of such Subsidiary Guarantor;

(iii) as permitted by the Intercreditor Agreement, if any; and

(iv) as permitted by the fifth paragraph of Section 9.02.

(b) The security interests in all Collateral securing the Notes will be released upon:

(i) payment in full of the principal of, together with accrued and unpaid interest and premium, if any, on, the Notes and all other Obligations under this Indenture, the Guarantees and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest and premium, if any, are paid (including pursuant to a satisfaction and discharge of this Indenture in accordance with Section 11.01); or

(ii) a Legal Defeasance or Covenant Defeasance under this Indenture.

(c) In connection with a release of Collateral, only an Officer’s Certificate to the Trustee and First Lien Collateral Agent will be required and neither the Trustee nor the First Lien Collateral Agent shall have any liability for release given in reliance on such Officer’s Certificate. Upon receipt of such Officer’s Certificate stating that all conditions precedent under this Indenture, the Security Documents and the Intercreditor Agreement, as applicable, to such release have been met and that it is proper for the First Lien Collateral Agent or the Trustee, as applicable, to execute and deliver, or authorize the filing of, as applicable, the documents or instruments prepared by or on behalf of the Issuer to evidence the release of Collateral, and upon the Issuer’s written request, the First Lien Collateral Agent or the Trustee, as applicable, shall, at the Issuer’s expense, without recourse, representation or warranty, execute and deliver or authorize the filing of, as applicable, such documents or instruments reasonably requested by the Issuer in order to evidence the release of Collateral.

ARTICLE 13

MISCELLANEOUS

Section 13.01. Notices.

Any notice or communication by the Issuer, any Guarantor, the Trustee, the First Lien Collateral Agent or any Paying Agent to the others is duly given if in writing and delivered in person or via facsimile, or mailed by first-class mail (registered or certified, return receipt requested) or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer and/or any Guarantor:

Beasley Broadcast Group, Inc.

3033 Riviera Drive

Suite 200

Naples, Florida 34103

Attention: Marie Tedesco

If to the Trustee or the First Lien Collateral Agent:

Wilmington Trust, National Association

Global Capital Markets

277 Park Avenue, 25th Floor

New York, New York 10172

Attention: Beasley Mezzanine Holdings, LLC Notes Administrator

The Issuer, any Guarantor, the Trustee, the First Lien Collateral Agent or any Paying Agent, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail (or in the case of Notes in global form, on the date the notice is sent pursuant to the Applicable Procedures); on the date electronically sent (with pdf attachment) if electronically delivered or faxed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; and on the first date of which publication is made, if given by publication; provided that any notice or communication delivered to the Trustee and the First Lien Collateral Agent shall be deemed received upon actual receipt thereof.

Any notice or communication to a Holder shall be mailed by first-class mail (certified or registered, return receipt requested) or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 13.02. [Reserved].

Section 13.03. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer or any of the Guarantors to the Trustee or the First Lien Collateral Agent to take any action under this Indenture or the other First Lien Debt Documents (except in connection with the original issuance of the Notes), the Issuer or such Guarantor, as the case may be, shall furnish to the Trustee and if such action relates to a Security Document or the Intercreditor Agreement, the First Lien Collateral Agent (except as set forth in Section 9.05 hereof):

(a) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee or the First Lien Collateral Agent, as applicable (which shall include the statements set forth in Section 13.04 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee or the First Lien Collateral Agent, as applicable (which shall include the statements set forth in Section 13.04 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.04. Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04 hereof) shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (which examination or investigation, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

Section 13.05. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.06. No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator, member or stockholder of the Issuer or any Guarantor shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Section 13.07. Governing Law.

THIS INDENTURE, THE NOTES AND ANY GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 13.08. Waiver of Jury Trial.

EACH OF THE ISSUER, THE GUARANTORS, THE TRUSTEE AND THE FIRST LIEN COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.09. Jurisdiction.

The Issuer and the Guarantors agree that any suit, action or proceeding against the Issuer or any Guarantor brought by any Holder, the Trustee or the First Lien Collateral Agent arising out of or based upon this Indenture, the Guarantee or the Notes may be instituted in any state or Federal court in the Borough of Manhattan, New York, New York, and any appellate court from any thereof, and each of them irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Issuer and the Guarantors irrevocably waive, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Indenture, the Guarantee or the Notes, including such actions, suits or proceedings relating to securities laws of the United States of America or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Issuer and the Guarantors agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuer or the Guarantors, as the case may be, and may be enforced in any court to the jurisdiction of which the Issuer or the Guarantors, as the case may be, are subject by a suit upon such judgment.

Section 13.10. Force Majeure.

In no event shall the Trustee or the First Lien Collateral Agent incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the reasonable control of the Trustee or the First Lien Collateral Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, epidemic, civil unrest, local or national disturbance or disaster, any act of terrorism, interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

Section 13.11. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of Parent or any of the Restricted Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.12. Successors.

All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee, the First Lien Collateral Agent or any Agent in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.06 hereof.

Section 13.13. Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.14. Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page to this Indenture by telecopier, facsimile or other electronic transmission (i.e. a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. One signed copy is enough to prove this Indenture. Unless otherwise provided herein or in any other related document, the words “execute”, “execution”, “signed”, and “signature” and words of similar import used in or related to any document to be signed in connection with this Indenture, any other related document or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, neither the Trustee nor the First Lien Collateral Agent is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee or the First Lien Collateral Agent pursuant to reasonable procedures approved by the Trustee or the First Lien Collateral Agent, as applicable. The Issuer agrees to assume all risks arising out of the use of digital signatures and electronic methods to submit communications to the Trustee or the First Lien Collateral Agent, including, without limitation, the risk of the Trustee or the First Lien Collateral Agent acting on unauthorized instruction and the risk of interception and misuse by third parties.

Section 13.15. Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.16. U.S.A. Patriot Act.

In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Trustee, the First Lien Collateral Agent and Agents are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee, the First Lien Collateral Agent and the Agents. Accordingly, each of the parties agree to provide to the Trustee, the First Lien Collateral Agent and the Agents, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee, First Lien Collateral Agent and Agents to comply with Applicable Law.

[Signatures on following page]

Dated as of: October 8, 2024

Beasley Mezzanine Holdings, LLC, as Issuer

By:	/s/ Caroline Beasley
	Name:	Caroline Beasley
	Title:	Chief Executive Officer

Guarantors:

Beasley Broadcast Group, Inc.
Beasley Media Group, LLC
Beasley Media Group Licenses, LLC

By:	/s/ Caroline Beasley
	Name:	Caroline Beasley
	Title:	Chief Executive Officer

[Beasley – New Notes Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee and First Lien Collateral Agent

By:	/s/ Iris Munoz
Name: Iris Munoz
Title: Assistant Vice President

[Beasley – New Notes Indenture]

EXHIBIT A

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP [    ]

ISIN [    ]

[[RULE 144A][REGULATION S] GLOBAL NOTE

representing up to

$    ]

11.000% Senior Secured First Lien Notes due 2028

No.	[$ ]

BEASLEY MEZZANINE HOLDINGS, LLC

promises to pay to CEDE & CO. or its registered assigns, the principal sum [set forth on the

Schedule of Exchanges of

Interests in the Global Note attached hereto] [of                      United States Dollars]

on August 1, 2028 or, if the Springing Maturity Condition has occurred, November 3, 2025.

Interest Payment Dates: February 1 and August 1

Record Dates: January 15 and July 15

Beasley Mezzanine Holdings, LLC

By:
Name: Caroline Beasley
Title: Chief Executive Officer

This is one of the Notes referred to in the within-mentioned Indenture:

Dated:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[Back of Note]

11.000% Senior Secured First Lien Notes due 2028

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. BEASLEY MEZZANINE HOLDINGS, LLC, a Delaware limited liability company, promises to pay interest on the principal amount of this Note at 11.000% per annum from October 8, 2024 until maturity. The Issuer will pay interest semi-annually in arrears on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). The first Interest Payment Date shall be February 1, 2025. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. The Issuer will pay interest (including post-petition interest in any proceeding under any Debtor Relief Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Debtor Relief Law) on overdue installments of interest, if any, from time to time on demand at the interest rate on the Notes. At maturity, the Issuer will pay accrued and unpaid interest from the most recent date to which interest has been paid or provided for. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. METHOD OF PAYMENT. The Issuer will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the January 15 or July 15 (whether or not a Business Day), as the case may be, immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND REGISTRAR. Initially, Wilmington Trust, National Association, as trustee (the “Trustee”) will act as Paying Agent and Registrar. The Issuer may change the Paying Agents or the Registrars without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as a Paying Agent or Registrar.

4. INDENTURE. The Issuer issued the Notes under an Indenture, dated as of October 8, 2024 (the “Indenture”), among Beasley Mezzanine Holdings, LLC, the Guarantors named therein, the Trustee and the First Lien Collateral Agent. This Note is one of a duly authorized issue of notes of the Issuer designated as its 11.000% Senior Secured First Lien Notes due 2028. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5. OPTIONAL REDEMPTION.

(a) At any time, the Issuer may redeem all or a part of the Notes upon prior notice as described in Section 3.03 of the Indenture, at a redemption price equal to 100% of the principal amount of Notes redeemed, plus, without duplication, accrued and unpaid interest, if any, to, but excluding, the Redemption Date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date falling prior to or on the Redemption Date).

(b) At any time, in connection with any tender offer or other offer to purchase the Notes (including pursuant to a Change of Control Offer or Asset Sale Offer (each as defined below)), if not less than 90.0% in aggregate principal amount of the outstanding Notes are purchased by the Issuer, or, in the case of a Change of Control Offer, any third party purchasing or acquiring Notes in lieu of the Issuer, the Issuer or such third party will have the right, upon notice as described in Section 3.03, to redeem the Notes of such series that remain outstanding following such purchase at the price paid to holders in such purchase, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date falling prior to or on the Redemption Date).

(c) Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Section 3.01 through 3.06 of the Indenture. In addition, any redemption pursuant to this paragraph 5 may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a debt or equity financing, acquisition or other transaction, event or other specified condition. In addition, if such redemption is subject to the satisfaction of one or more conditions precedent, the related notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied or waived (including to a date later than 60 days after the date on which such notice was mailed or delivered electronically), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the Redemption Date, or by the Redemption Date as so delayed, or such notice may be rescinded at any time in the Issuer’s discretion if in the good faith judgment of the Issuer any or all of such conditions will not be satisfied or waived.

6. MANDATORY REDEMPTION. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7. NOTICE OF REDEMPTION. Subject to Section 3.03 of the Indenture, notice of redemption will be mailed by first-class mail, or delivered electronically if the Notes are held at DTC, at least 10 but not more than 60 days before the Redemption Date to each Holder’s registered address, with a copy to the Trustee, except that redemption notices may be mailed, or delivered electronically if the Notes are held at DTC, more than 60 days prior to a Redemption Date if the notice is issued in connection with Article 8 or Article 11 of the Indenture. Notes in minimum denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the Redemption Date interest ceases to accrue on Notes or portions thereof called for redemption.

8. OFFERS TO REPURCHASE.

(a) Upon the occurrence of a Change of Control, the Issuer shall make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to a minimum denomination of $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to, but excluding, the date of purchase. The Change of Control Offer shall be made in accordance with 4.15 of the Indenture.

(b) The Issuer will be required to make an Asset Sale Offer in accordance with Section 4.11 of the Indenture.

(c) The Issuer will be required to make an Excess Cash Flow Offer in accordance with Section 4.13 of the Indenture.

9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders shall pay all taxes due on transfer. The Issuer is not required to transfer or exchange any Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer is not required to issue, transfer or exchange any Note for a period of 15 days before the mailing or electronic delivery of a notice of redemption of Notes to be redeemed.

10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

11. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Intercreditor Agreement (if then in effect), the Security Documents, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

12. DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the then outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in payment of the principal of, premium, if any, or interest on, any of the Notes held by a non-consenting Holder. The Issuer is required to deliver to the Trustee annually an Officer’s Certificate regarding compliance with the Indenture, and the Issuer is required within ten (10) Business Days after becoming aware of any Default, to deliver to the Trustee an Officer’s Certificate specifying such Default and what action the Issuer is taking or proposes to take in respect thereof.

13. AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

14. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE GUARANTEES.

15. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuer at the following address:

Beasley Mezzanine Holdings, LLC

3033 Riviera Drive

Suite 200

Naples, Florida 34103

Attention: Marie Tedesco

ASSIGNMENT FORM

To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code) and irrevocably appoint to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date: _____________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: ____________________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.11 or 4.15 of the Indenture, check the appropriate box below:

[ ] Section 4.11	[ ] Section 4.15

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.11 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$____________________.

Date: _____________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: ____________________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $    . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Beasley Mezzanine Holdings, LLC

3033 Riviera Drive

Suite 200

Naples, Florida 34103

Attention: Marie Tedesco

Wilmington Trust, National Association

Global Capital Markets

277 Park Avenue, 25th Floor

New York, New York 10172

Attention: Beasley Mezzanine Holdings, LLC Notes Administrator

Re: 11.000% Senior Secured First Lien Notes due 2028

Reference is hereby made to the Indenture, dated as of October 8, 2024 (the “Indenture”), among Beasley Mezzanine Holdings, LLC, the Guarantors named therein and Wilmington Trust, National Association, as Trustee and First Lien Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

______________________________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $     in such Note[s] or interests (the “Transfer”), to (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT 144A GLOBAL NOTE OR A RELEVANT DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with all applicable securities laws of the states of the United States and other jurisdictions.

2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.

3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

b) [ ] such Transfer is being effected to the Issuer or a subsidiary thereof;

or

c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

b) [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

c) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:	/s/
Name:
Title:

Dated: _______________________

ANNEX A TO CERTIFICATE OF TRANSFER

5. The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

a) [ ] a beneficial interest in the:

(i) [ ] 144A Global Note (CUSIP/ISIN:    ), or

(ii) [ ] Regulation S Global Note (CUSIP/ISIN:    ), or

b) [ ] a Restricted Definitive Note.

6. After the Transfer the Transferee will hold:

[CHECK ONE]

a) [ ] a beneficial interest in the:

(i) [ ] 144A Global Note (CUSIP/ISIN:    ), or

(ii) [ ] Regulation S Global Note (CUSIP/ISIN:    ), or

(iii) [ ] Unrestricted Global Note (CUSIP/ISIN:    ); or

b) [ ] a Restricted Definitive Note; or

c) [ ] an Unrestricted Definitive Note, in accordance with the terms of the Indenture

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Beasley Mezzanine Holdings, LLC

3033 Riviera Drive

Suite 200

Naples, Florida 34103

Attention: Marie Tedesco

Wilmington Trust, National Association

Global Capital Markets

277 Park Avenue, 25th Floor

New York, New York 10172

Attention: Beasley Mezzanine Holdings, LLC Notes Administrator

Re: 11.000% Senior Secured First Lien Notes due 2028

Reference is hereby made to the Indenture, dated as of October 8, 2024 (the “Indenture”), among Beasley Mezzanine Holdings, LLC, the Guarantors named therein and Wilmington Trust, National Association, as Trustee and First Lien Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

____________________________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $     in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

a) [  ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

b) [  ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

c) [  ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

d) [  ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

a) [  ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

b) [  ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [  ] 144A Global Note [  ] Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and are dated     .

[Insert Name of Transferor]

By:	/s/
Name:
Title:

EXHIBIT D

[FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT SUBSIDIARY GUARANTORS]

[  ] Supplemental Indenture (this “Supplemental Indenture”), dated as of     , among      (the “Guaranteeing Subsidiary”), an affiliate of Beasley Mezzanine Holdings, LLC, a Delaware limited liability company (the “Issuer”), and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and as first lien collateral agent (in such capacity, the “First Lien Collateral Agent”).

W I T N E S S E T H

WHEREAS, the Issuer and the Guarantors (as defined in the Indenture referred to below) have heretofore executed and delivered to the Trustee and the First Lien Collateral Agent an indenture (the “Indenture”), dated as of October 8, 2024, providing for the issuance of up to $30,900,000 aggregate principal amount of 11.000% Senior Secured First Lien Notes due 2028 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the First Lien Collateral Agent are authorized to execute and deliver this Supplemental Indenture without the consent of Holders.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) Agreement to Guarantee. The Guaranteeing Subsidiary hereby unconditionally guarantees the Issuer’s obligations for the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance and observance of each other obligation and covenant set forth in the Indenture to be performed or observed on the part of the Issuer, on the terms and subject to the conditions set forth in Article 10 - Guarantees of the Indenture and agrees to be bound by all other provisions of the Indenture and the Notes applicable to a Guarantor therein.

(3) Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

(4) Execution and Delivery. The Guaranteeing Subsidiary agrees that the Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

(5) Releases. The Guarantee of the Guaranteeing Subsidiary may be released in accordance with Section 10.06 of the Indenture.

(6) No Recourse Against Others. No director, officer, employee, incorporator, member or stockholder of the Guaranteeing Subsidiary shall have any liability for any obligations of the Issuer or the Guarantors (including the Guaranteeing Subsidiary) under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(7) Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(8) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page to this Supplemental Indenture by telecopier, facsimile or other electronic transmission (i.e. a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. One signed copy is enough to prove this Supplemental Indenture. Unless otherwise provided herein or in any other related document, the words “execute”, “execution”, “signed”, and “signature” and words of similar import used in or related to any document to be signed in connection with this Indenture, any other related document or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act.

(9) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(10) The Trustee and the First Lien Collateral Agent. Neither the Trustee nor the First Lien Collateral Agent shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary.

(11) Benefits Acknowledged. The Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions set forth in the Indenture. The Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.

(12) Successors. All agreements of the Guaranteeing Subsidiary in this Supplemental Indenture shall bind its successors, except as otherwise provided in Section 2(k) hereof or elsewhere in this Supplemental Indenture. All agreements of the Trustee and the First Lien Collateral Agent in this Supplemental Indenture shall bind their respective successors.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee and First Lien Collateral Agent

By:
Name:
Title:

EXHIBIT E

[FORM OF INTERCREDITOR AGREEMENT]

E-1